                                                                   EXHIBIT 10.12

                                FRANKLIN RIDGE I
                                  STANDARD FORM
                 INDUSTRIAL GROSS ("BASE YEAR") LEASE AGREEMENT

         THIS AGREEMENT OF LEASE, is made as of this 28th day of June, 2000, by NOTTINGHAM VILLAGE, INC., a corporation organized and existing under the laws of Maryland ("Landlord"), and ALEGIS GROUP L.P. and SHERMAN FINANCIAL GROUP, LLC (jointly and severally, collectively "Tenant").

                                      LEASE

                  IN CONSIDERATION of the Rents hereinafter reserved and the agreements set forth in the General Terms and Conditions, and any and all Schedules, Attachments and Riders hereto, Landlord hereby leases to Tenant and Tenant rents from the Landlord the Premises, located in the Building within the Center, for the Term. Landlord and Tenant do hereby agree as follows.

         1. SUMMARY OF LEASE TERMS; DEFINED WORDS AND PHRASES; ATTACHMENTS. The following is a summary of the Terms of this Lease. These terms shall have the following meanings, when used in the foregoing grant and in the following Sections, Subsections, paragraphs and Schedules, and in the attached General Terms and Conditions of Lease, and in all the other Exhibits and Riders attached hereto.

                  1.1. "BASIC RENT". The annual sum of $252,000.00 payable in equal consecutive monthly installments of $21,000.00, subject to the Basic Rent Adjustment as hereinafter provided.

                  1.2. "BASIC RENT ADJUSTMENT". Two and one-half percent (2.5%) for each of the second and third Lease Years; Three percent (3.00%) for each Lease Year thereafter.

                  1.3. "BUILDING". The building situate within the Center, in the White Marsh Business Community, having the address of 9940 Franklin Square Drive, Baltimore, Maryland, 21236, as shown on Exhibit A..

                  1.4. "CENTER". As of the date of this Lease, that certain office/industrial development owned and to be developed by Landlord within that portion of the White Marsh Business Community containing 19.265 acres, more or less, and shown and designated as Lots 1 through 5 on that plat entitled "Plat of Franklin Ridge" which plat is recorded among the Land Records of Baltimore County, Maryland, containing the Building and all other buildings or other improvements thereon.

                  1.5. "DEPOSIT". The aggregate of (a) $21,000.00, which amount shall constitute payment by Tenant of the Basic Rent due hereunder for the first full month of the Term, plus (b) $0.00, which shall be held by Landlord and applied as provided in Subsection 5.7 of the General Terms and Conditions.

                  1.6. "LANDLORD'S NOTICE ADDRESS". Care of Nottingham Management Company, 100 West Pennsylvania Avenue, Towson, Maryland 21204.

                  1.7. "LANDLORD'S RENTAL PAYMENT ADDRESS". Care of Nottingham Management Company, 100 West Pennsylvania Avenue, Towson, Maryland 21204.

                  1.8. "LEASE YEAR". Generally, a period of twelve (12) consecutive full calendar months except that (i) the first Lease Year shall begin on the Commencement Date and it shall end on the last day of the twelfth full calendar month thereafter; (ii) each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year and shall consist of twelve
(12) consecutive full calendar months and (iii) if the Term is not equally divisible into twelve-month segments, then the last Lease Year shall consist of the number of full calendar months, less than twelve, remaining in the Term after accounting for the first Lease Year and all previous twelve-month Lease Years.

                  1.9. "LEASEHOLD IMPROVEMENTS". Those improvements constructed or to be constructed by Landlord within the Premises for Tenant as shown and described on Exhibit B.

                  1.10. "LOT". That Lot within the Center containing 3.326 acres, more or less, and shown and designated as Lot 1 on that plat entitled "Plat of Franklin Ridge" which plat is recorded among the Land Records of Baltimore County, Maryland, containing the Building and all other buildings or other improvements thereon.

                  1.11.    "NAMED BROKER". Trammell Crow.

                  1.12. "PERMITTED USE". The use of the Premises as general office space and as a call center and collection agency.

                  1.13. "PREMISES". That portion of the Building leased by Tenant from Landlord and shown outlined on Exhibit A, containing the agreed upon equivalent of 16,800 square feet.

                  1.14. "RENTABLE AREA OF THE LOT; RENTABLE AREA OF THE CENTER". The "Rentable Area of the Lot" is total rentable square footage of the Building constructed on the Lot, which is the agreed-upon area of 33,600 square feet. The "Rentable Area of the Center" is the total rentable square footage of the Building and all other buildings constructed on all other lots comprising the Center from time to time.

                  1.15. "TENANT'S NOTICE ADDRESS". The term means 9700 Dissonnet, Suite 2000, Houston, Texas 77036, Attn: Robert Roderick, CEO, with a copy to James Thorpe, Esquire, General Counsel, 9700 Dissonnet, Suite 2000, Houston, Texas 77036.

                  1.16. "TENANT'S PROPORTIONATE SHARE; TENANT'S PROPORTIONATE SHARE OF THE LOT; TENANT'S PROPORTIONATE SHARE OF THE CENTER". "Tenant's Proportionate Share" means either Tenant's Proportionate Share of the Center or Tenant's Proportionate Share of the Lot, as the context indicates, and, generally refers to Tenant's Proportionate Share of the Center except as provided in Section 12 of the General Terms and Conditions to Lease. "Tenant's Proportionate Share of the Lot" means the fraction, expressed as a percentage, the numerator of which is the agreed-upon square footage of the Premises, and the denominator of which is the Rentable Area of the Lot. "Tenant's Proportionate Share of the Center" means the fraction, expressed as a percentage, the numerator of which is the agreed-upon square footage of the Premises, and the denominator of which is the Rentable Area of the Center.

                  1.17. "TERM". A period of eighty-four (84) calendar months plus the fractional part of a calendar month (if any) commencing on the "Commencement Date", which shall be either (A) the agreed upon date of n/a or, if no date is herein set forth, then (B) on the date established pursuant to
Section 3 of the General Terms and Conditions.

                  1.18. "CERTAIN DEFINED WORDS AND PHRASES". In addition to the terms above set forth, for purposes of this Lease, The General Terms and Conditions of Lease, and any of the Exhibits, Schedules or Riders attached hereto and made a part hereof and all agreements supplemental to this Lease, the following terms shall have the respective meanings as set forth in the following Section, Subsection and Schedule references found in the General Terms and
Conditions:

Additional Rent                                     5.2
Alterations                                      10.4.2
Appropriate Authorities                           7.2.2
Bankruptcy Code                                     8.4
Basic Rent                                          1.1
Basic Rent Adjustment                               1.2
Building                                            1.3
Casualty                                           16.1
Center                                              1.4
Commencement Date                                  1.17
Common Area Maintenance Expenses                   11.4
Common Areas                                       11.1
Default Rate                                        5.4
Deposit                                             1.5
Leasehold Improvements                              1.9
Legal Requirements                               10.4.8
Lot                                                1.10
Named Broker                                       1.11
Operating Year                                   11.3.1
Permitted Use                                      1.12
Preliminary Plans and Specifications                4.1
Premises                                           1.13
Rent                                                5.5
Rentable Area                                      1.14
Substantial completion                                3
Successor Landlord                                   21
Superior Mortgage                                    21
Superior Mortgagee                                   21

Environmental Laws                                7.2.2
Event of Default                                   23.1
Expense Statement                                11.3.2
Final Plans and Specifications                      4.1
Hazardous Materials                               7.2.2
Insurance Costs                                    15.6
Landlord                                             28
Landlord's Notice Address                           1.6
Landlord's Rental Payment Address                   1.7
Lease Year                                          1.8
Superior Lease                                       21
Superior Lessor                                      21
Tax Year                                           12.1
Taxes                                              12.1
Tenant                                               29
Tenant Notice Address                              1.15
Tenant's Proportionate Share                       1.16
Term                                               1.17
Transfer                                            8.1
Transferee                                          8.1

         2. ATTACHMENTS. The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

                           Exhibit A - Site Plan of Center and Location of
                                       Premises

                           Exhibit B - Preliminary Plans and/or Specifications
                                       for Leasehold Improvements

                           Exhibit C - Rules and Regulations

         3. GENERAL TERMS AND CONDITIONS. The General Terms and Conditions to Lease, numbered as Sections 1 through 41, attached hereto, are an integral part of this Lease and are incorporated herein by reference.

         4. RIDER. A Rider consisting of 20 page(s), with Sections numbered consecutively 1 through 35 is an integral part of this Lease and is attached hereto and incorporated herein by reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

WITNESS:                                  LANDLORD:

                                          NOTTINGHAM VILLAGE, INC., a Maryland
                                          corporation

____________________________________      By: ___________________________ (SEAL)
                                                P. Douglas Dollenberg, President
                                                and Chief Executive Officer

WITNESS OR ATTEST:                        TENANT:

                                          ALEGIS GROUP L.P.

____________________________________      By: ___________________________ (SEAL)

                                          SHERMAN FINANCIAL GROUP, LLC

____________________________________      By: ___________________________ (SEAL)

                                 ACKNOWLEDGEMENT

STATE OF _________________________, COUNTY OF _______________________, to wit:

         I HEREBY CERTIFY that on this day of June, 2000, before me, the subscriber a Notary Public of the said State, personally appeared and such person, as such officer, being duly authorized so to do, did execute the foregoing instrument on behalf of said entity, and such person made acknowledgement that such execution was for and on behalf of, and was the authorized act of, such entity.

         WITNESS my hand and Notarial Seal.

                                          ______________________________________
                                          Notary Public
                                          My Commission Expires: _______________

STATE OF _________________________, COUNTY OF _______________________, TO WIT:

         I HEREBY CERTIFY that on this day of June, 2000 before me, the undersigned authority, personally appeared , and such person made acknowledgement to be the duly authorized officer of SHERMAN FINANCIAL GROUP, LLC, the within named Guarantor, and that such person, as such officer or official, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Guarantor as such officer or official.

         WITNESS my hand and official seal.

                                          ______________________________________
                                          Notary Public
                                          My Commission Expires: _______________

FRANKLIN RIDGE I

                                  STANDARD FORM
                 INDUSTRIAL GROSS ("BASE YEAR") LEASE AGREEMENT
                                    EXHIBIT A
                  SITE PLAN OF CENTER AND LOCATION OF PREMISES

                                FRANKLIN RIDGE I
                                  STANDARD FORM
                 INDUSTRIAL GROSS ("BASE YEAR") LEASE AGREEMENT
                                    EXHIBIT B
       PRELIMINARY PLANS AND/OR SPECIFICATIONS FOR LEASEHOLD IMPROVEMENTS

                                FRANKLIN RIDGE I
                                  STANDARD FORM
                 INDUSTRIAL GROSS ("BASE YEAR") LEASE AGREEMENT
                                    EXHIBIT C
                               RULES & REGULATIONS

         1. Tenant shall not obstruct in any way the sidewalks or parking areas in the front, side, or rear of the Building nor do anything directly or indirectly that will limit any of the ingress or egress or of the light of any other tenant or of Landlord.

         2. Tenant shall not attach awnings, antennas, pipes, wiring or other projections to the roof or outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to, or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord.

         3. No additional lock or locks shall be placed by Tenant on any door in the Building without prior written consent of Landlord. All keys to doors shall be returned to Landlord at the termination of the tenancy. At Tenant's request, locks may be changed by Landlord and cost of the change shall be charged to and paid for by Tenant, and Tenant agrees to pay the same promptly upon demand.

         4. Tenant shall be responsible for storage of Tenant's trash or refuse in proper receptacles and for removal of the same from the Premises and the Center at Tenant's cost and expense. Dumpsters or other trash containers shall not be allowed on the outside of the Building without Landlord's prior written consent. If such consent be given by Landlord, the type, size, and location of such containers shall be only as approved by Landlord and shall be maintained by Tenant in a clean sanitary manner, and in good repair at all times.

         5. Tenant shall not burn any trash or garbage of any kind in or about the Premises.

         6. Tenant shall not commit any waste upon the Premises or create a nuisance nor cause or permit objectionable odors to emanate or be dispelled from the Premises.

         7. No loudspeakers, radios, or other devices shall be used in a manner so as to be heard outside of the Premises.

         8. Tenant shall not locate or store equipment or other personal property outside the confines of the Premises without Landlord's express written consent.

         9. Under no circumstances shall all or any portion of the Premises be used at any time, however temporarily, as a dormitory or otherwise for residential purposes.

         10. The maintenance of dogs, cats, domesticated animals or any other type of pet or animal of any kind on or about the Premises, however temporarily, is strictly forbidden.

         11. Tenant, its officers, employees, agents, contractors and invitees shall park their vehicles only in those portions of the parking area marked for such purpose by Landlord. Any vehicle parked in any other location on the Center or within public road rights-of-way may be towed without notice at the expense of the tenant responsible therefor.

         12. Any breach by Tenant of any of the foregoing Rules and Regulations, or any other rules or regulations contained in the Lease or hereafter promulgated by Landlord pursuant to its reserved powers contained in the Lease, if not remediated by Tenant within five (5) days following written notice by Landlord, will result in the imposition of a penalty for breach in the amount of Twenty-Five Dollars ($25.00) for each day of infraction, accounting from the date of Landlord's notice until remediation of the breach. The penalties imposed by this section shall be in addition to all other rights and remedies inuring to Landlord under the Lease in case of Tenant's breach, specifically including the right of self-help as therein set forth.

                                FRANKLIN RIDGE I
                         GENERAL TERMS AND CONDITIONS TO
                                  STANDARD FORM
                 INDUSTRIAL GROSS ("BASE YEAR") LEASE AGREEMENT

         1. GENERAL TERMS AND CONDITIONS TO LEASE. These are the General Terms and Conditions to Agreement of Lease, numbered as Sections 1 through 41, and are attached to that FRANKLIN RIDGE I Standard Form Industrial Gross ("Base Year") Lease Agreement between NOTTINGHAM VILLAGE, INC., as Landlord, and the Tenant named therein.

         2. LEASE OF PREMISES. Landlord has leased the Premises, located in the Building within the Center, to the Tenant and Tenant has rented and accepted the same from the Landlord, subject to these General Terms and Conditions.

         3. TERM. The Term of this Lease shall commence upon the Commencement Date if specified in Section 1 of the Lease, but if no date is specified there, then upon the earlier to occur of (i) the date, following substantial completion of the Leasehold Improvements, on which Landlord tenders to Tenant the keys to the Premises or other indicia of possession with respect thereto, indicating that Tenant may enter into possession of the Premises for the Term, or otherwise tenders delivery of the Premises to Tenant, in writing
(ii) one (1) year following the date of the Lease, and terminating (unless sooner terminated pursuant to the provisions of this Lease) on the last day of the last calendar month of the Term. The Commencement Date shall be conclusively confirmed by Landlord to Tenant in writing; and, at the request of either of them, the parties shall also enter into a supplementary agreement or certificate, acknowledging that Tenant has accepted possession and setting forth the Commencement Date and the date of termination of the Term. "Substantial completion" means that the Leasehold Improvements to be performed by Landlord as required by Subsection 4.1 have been substantially completed, except for so-called punch list items, and that they are ready for Tenant to commence the installation of its trade fixtures, equipment and inventory, and so certified to by the Landlord or its representative. Beginning with the execution of this Lease, but prior to the Commencement Date, Tenant shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Rent and the conduct of business.

         4.       CONSTRUCTION OF PREMISES.

                  4.1. COMPLETION OF LEASEHOLD IMPROVEMENTS. Landlord shall, at its cost and expense, construct the Leasehold Improvements within the Premises for Tenant's use and occupancy in accordance with plans and specifications prepared by Landlord or Landlord's architect or in accordance with plans and specifications to be provided by Tenant, in the following manner. Within ten (10) days from the date of the execution of this Agreement, Tenant shall provide Landlord with Final Plans and Specifications (the "Final Plans and Specifications") prepared by a professional designer, interior designer, or architect, approved by Landlord in advance, for the layout of the Premises, including the dimensioned location of all partitions, interior doors, lighting fixtures, lightpole switches, electrical outlets, telephone receptacles or systems, together with the specifications therefor and any other improvements Tenant desires to be made to the Premises prior to the commencement of the Term of this Lease. If Tenant fails to submit the Final Plans and Specifications within ten (10) days after the execution of this Lease, then Tenant shall be assessed a penalty equivalent to one-thirtieth (1/30th) of the monthly installment of Basic Rent as set forth under Lease Section 1 for each day late. Upon completion, the Final Plans and Specifications shall be submitted to Landlord for its review and approval. The Final Plans and Specifications shall be substantially in the form of the Preliminary Plans and Specifications (the "Preliminary Plans and Specifications") attached hereto as or referenced on Exhibit B. [SEE RIDER]

                  4.2. ADJUSTMENT TO BASIC RENT. The parties acknowledge and agree that the Basic Rent set forth in Lease Section 1.1 incorporates the parties' best estimate, based upon the Preliminary Plans and Specifications and as of the date of this Lease, of the cost of completion of the Leasehold Improvements, and that such estimate may differ from the actual cost calculated with reference to the Final Plans and Specifications or due to changes made during construction of the Leasehold Improvements. If the actual cost of constructing the Leasehold Improvements exceeds such estimate then Landlord shall have the right: (i) to require Tenant to pay any increase in the actual cost of Leasehold Improvements over the parties' original estimate in one or more installments on or before the

Commencement Date, or (ii) to adjust the Basic Rent to reflect its recalculation of the cost to complete the Leasehold Improvements based upon the Final Plans and Specifications and/or due to such changes. Landlord shall notify Tenant of any such cost or adjustment in the Basic Rent when Landlord notifies Tenant of Landlord's approval of the Final Plans and Specifications or when changes to the Leasehold Improvements are requested. Tenant shall have five (5) days (not counting any intervening Saturday or Sunday) to approve or disapprove such cost or Landlord's adjustment to Basic Rent, if any, and shall be deemed to have accepted and approved the cost or adjustment to Basic Rent, if any, unless Tenant shall have notified Landlord to the contrary, in writing, in accordance with Section 26 of this Lease, within such five (5) day period. If Tenant fails to accept Landlord's adjustment to Basic Rent due to changes made during preparation of the Final Plans and Specifications within such five (5) day period then Landlord shall, at its sole option and discretion, have the right to declare this Agreement null and void and of no further force and effect. If Tenant fails to accept the Landlord's adjustment to Basic Rent due to changes made during construction within such five (5) day period, then Landlord shall not be obligated to construct such change. If, however, Tenant accepts the increased cost or adjustment to Basic Rent, if any, whether by express notice of acceptance given within such five (5) day period or by failure to reject the same within such five (5) day period, then Tenant agrees to execute and acknowledge such instruments confirming such acceptance as Landlord may from time to time require. Upon Tenant's acceptance of the increased cost or adjustment to Basic Rent, if any, in the manner herein described, Landlord shall construct or cause to be constructed all of the Leasehold Improvements required by the Final Plans and Specifications. Upon taking possession and occupying the Premises, Tenant shall thereby be deemed to have accepted the same, with the exception of those items contained in an agreed-upon punchlist and to have acknowledged that the Premises are in the condition called for hereunder and under the Final Plans and Specifications. Under no circumstances shall Landlord be liable to Tenant for damages for any delay in commencing or completing construction of the Premises or for a total failure to complete or deliver the same. Landlord shall have a reasonable time to correct all punchlist items. [SEE RIDER]

                  4.3. DELAY IN DELIVERY OF PREMISES. If the Premises are not ready for Tenant's occupancy within six (6) months following the date of this Lease because of the holding over or retention of possession by any tenant, subtenant or occupant, or because of the fact that a temporary or permanent certificate of occupancy has not been procured, or because the Premises are not ready for occupancy for any other reason, Tenant may terminate this Lease by written notice if Tenant is not responsible for the delay, and provided, however, that such six (6) month period may at Landlord's sole option be extended by any period, not to exceed one (1) year from the date of this Lease for delays due to an occurrence of any of the events of force majeure described in Section 38. If the Premises are not ready for Tenant's occupancy within one
(1) year following the date of this Lease, this Lease shall terminate, Landlord shall return any Deposit previously delivered by Tenant, and all rights and obligations of the parties shall terminate, and Landlord shall not be subject to any liability therefor. Termination under this Section shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity except that Landlord shall return to Tenant promptly after any termination any Deposit previously tendered to Landlord.

                  4.4. ACCEPTANCE OF PREMISES. By its acceptance of keys to the Premises, or by opening for business or otherwise occupying the Premises, Tenant shall be deemed to have accepted the Premises, to have acknowledged that they are in the condition called for hereunder and to have agreed that the obligations of Landlord imposed for the delivery of the Premises have been fully performed, subject to the completion of so-called "punch-list" items agreed to in writing by the parties as of the Commencement Date.

         5. RENT. Tenant covenants and agrees to pay to Landlord during the Term, as Rent for the Premises, the aggregate of all Basic Rent and Additional Rent due hereunder, as follows.

                  5.1. BASIC RENT. The Basic Rent shall be payable in equal Monthly Installments of Basic Rent in advance on the first day of each full calendar month during the Term, without any deduction or setoff whatsoever, and without demand. The first monthly payment shall include any prorated Basic Rent for the period from the date of the commencement of the Term to the first day of the next full calendar month.

                  5.2. BASIC RENT ADJUSTMENT. Commencing with the second Lease Year and continuing each Lease Year thereafter for the remainder of the Term, the Basic Rent shall be increased by an amount equal to the product of the Basic Rent Adjustment multiplied by the Basic Rent paid by Tenant during the Lease Year preceding each annual increase. The annual increase to Basic Rent shall apply during the original Term and any extended or renewal term of this Lease unless otherwise expressly provided in any Rider, addendum or amendment to this Lease.

                  5.3. ADDITIONAL RENT. Tenant's liability for Tenant's Proportionate Share of the expenses described in Subsections 11.3, 12.1 and 15.6 hereof, and together with each and every other charge, cost, fee or expense due and payable from Tenant as set forth in this Lease (other than Basic Rent), shall be deemed Additional Rent ("Additional Rent") and shall be payable as provided in such Sections or Subsections or otherwise as provided in this Lease.

                  5.4. LATE CHARGE FOR FAILURE TO PAY RENT AND ADDITIONAL RENT. All sums payable as Basic Rent or Additional Rent shall be paid by Tenant to Landlord's Rental Payment Address, or at such other address as Landlord may from time to time designate by Notice given to Tenant care of Tenant's Notice Address. If any check tendered by Tenant in payment of Rent is dishonored upon presentment for payment, then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a dishonor charge of Fifty Dollars ($50.00); and Landlord shall thereafter have the right to insist that all of Tenant's further payments be made by certified check. If Tenant fails to pay any Basic Rent or any Additional Rent within ten (10) days of the time it is due and payable (including deemed failure to pay due to dishonor of Tenant's check upon presentation for payment), then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a one-time late charge against Tenant in the amount of Five Hundred Dollars ($500.00). Additionally, if Tenant fails to pay any Basic Rent or any Additional Rent when due and payable, then such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate of eighteen percent (18%) per annum (the "Default Rate"). This late charge is not a penalty; it has been agreed to by Landlord and Tenant as necessary to compensate Landlord for the Landlord's additional costs incurred in connection with late payment of Rent. Tenant shall further be responsible for the payment of any legal expense and management fees incurred by Landlord in collecting any delinquent Rent due hereunder.

                  5.5. ALL CHARGES CONSTITUTE RENT. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Basic Rent or Additional Rent, and including any and all advances, charges, costs or fees incurred by Landlord in collecting any sums due from Tenant hereunder, or otherwise in preserving the rights of Landlord hereunder or in enforcing the rights and obligations of Landlord and Tenant hereunder, (and specifically including legal expenses and management fees incurred by Landlord hereunder) shall constitute and shall be referred to as "Rent" for the purposes of this Lease as well as Section 502(b)(6) of the Bankruptcy Code, 11
U.S.C.Section 502(b)(6).

                  5.6. ADJUSTMENT OF PROPORTIONATE SHARE. If Landlord, in Landlord's sole discretion, elects to construct one or more additional buildings within the Center, so as to permanently increase the Rentable Area of the Center, or to remove all or part of any building from the Center, so as to permanently reduce the Rentable Area of the Center, then Landlord shall adjust Tenant's Proportionate Share. The adjustment shall be made by adding to the Rentable Area the rentable area of any additional building upon substantial completion thereof, or by subtracting from the Rentable Area the leasable floor area of all or any part of any building permanently removed from the Center, and by dividing the rentable area of the Premises by the total Rentable Area as recalculated. Appropriate proration shall be made for any partial period of a Lease Year resulting from such adjustment.

                  5.7. DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the Deposit. In no instance shall the amount of such Deposit be considered a measure of liquidated damages. Landlord may apply all or any part of the Deposit in total or partial satisfaction of any default by Tenant. The application of all or any part of the Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant under this Agreement then Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount in cash by giving notice to Tenant, in which case Tenant shall immediately restore the Deposit. The Deposit shall be held by Landlord without liability for interest; Landlord shall be entitled to the full use of the Deposit and shall not be required to keep it in a segregated account or escrow. It is understood and agreed that should Landlord convey its interest under this Lease, the Deposit may be turned over by Landlord to Landlord's grantee or transferee, and upon any such delivery of the Deposit Tenant hereby releases Landlord herein named of any and all liability with respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees. Landlord will return the balance of the Deposit not previously applied as provided herein, within thirty (30) days after expiration of the Term.

         6. PERMITTED USE. The Premises shall be used and occupied for the Permitted Use in accordance with applicable zoning regulations and for no other use or purpose. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, or in the Center, or which may disturb the quiet enjoyment of any person outside the Building or in the Center in contravention of such person's legal rights, or which will subject Landlord to any liability for injury to persons or damages to property. Furthermore, except as specifically and expressly described within the definition of the Permitted Use, no use of the Premises shall be made or be permitted to be made that shall result in any use of the Premises deemed by Landlord to be improper, unlawful or objectionable, specifically including the sale, storage or preparation of food, alcoholic beverages or materials generating an odor on the Premises, or any other use generating noises or vibrations that may disturb the Landlord or other Tenants of the Center. Nor shall the Premises be used or be permitted to be used in any way which may violate any certificate of occupancy or other governmental requirements or any covenants or restrictions of record and applicable to the Center.

         7.       COMPLIANCE WITH LAW.

                  7.1. COMPLIANCE WITH RULES, ORDINANCES, ETC. Tenant shall, throughout the Term, at Tenant's sole cost and expense, promptly comply with the provisions of: (i) all laws, ordinances, notices, orders, rules, regulations and requirements of any and all federal, state or municipal governments, and of the appropriate departments, commissions, boards and officers thereof, including but not limited to The Americans with Disabilities Act, 42 U.S.C. Section 12101, et. seq., and the ADA Disability Guidelines promulgated with respect thereto; (ii) all Environmental Laws; (iii) all zoning and other land use matters and utility availability regulations or directives; (iv) any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises; and (v) all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions, relating to all or any part of the Premises, regardless of when they became effective. Tenant shall likewise observe and comply with the requirements imposed by any and all policies of public liability, fire and other insurance at any time in force with respect to the Premises or with respect to the Building, any other improvements upon the Premises, and/or equipment therein. Tenant shall comply with the National Fire Code which prohibits smoking in storage areas containing combustible products and shall install, at its expense, "No Smoking" signs in those areas of the Premises. Tenant shall also install fire extinguishers throughout the Premises and shall inspect such extinguishers at least once a year and refill and maintain such extinguishers as often as necessary. Tenant shall also maintain all exit and emergency directional signs within the Premises. Tenant shall also comply with Landlord's rules and regulations attached to the Lease as Exhibit C (the "Rules and Regulations").

                  7.2.     HAZARDOUS MATERIAL.

                           7.2.1.   TENANT'S AGREEMENTS. Tenant warrants and
agrees that Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all Environmental Laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Building or the Center generally or if contamination of the Premises, the Building or the Center by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and the Center generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Center generally, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Appropriate Authority because of Hazardous Material present in the soil or ground water on or under the Premises or the Center generally. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or the Center generally, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Center generally. It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer otherwise permitted pursuant to Section 8 of the Lease if (i) the proposed Transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or
(iii) the proposed Transferee is subject to an enforcement order issued by any Appropriate Authority in connection with the use, disposal or storage of a Hazardous Material.

                           7.2.2.   DEFINITIONS. As used herein, the following
terms have the meanings ascribed: (i) "Appropriate Authorities" means all federal, state or County Governments, or the departments, commissions, boards and officers thereof having jurisdiction over the administration and enforcement of Environmental Laws, and such public or other officials as are required to approve particular permits, licenses, consents, waivers or other approvals needed in connection with the use, storage or disposal of Hazardous Materials;
(ii) "Environmental Laws" means the Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, Md. Nat. Res. Code Ann., Title 8, and Md. Env. Code Ann., Title 7, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder; and (iii) "Hazardous Materials" means and includes asbestos; "oil, petroleum products and their by-products"; "hazardous substances"; "hazardous wastes" or "toxic substances", as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic in the United States Department of Transportation Table, or by the Environmental Protection Agency or any successor agency under any Environmental Laws.

                           7.2.3.   ANNUAL DISCLOSURE. At the commencement of
this Lease, and on January first in each Lease Year of the Term, and on January first next following the termination of the Term, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used, or disposed of on the Premises, or which Tenant intends to store, use, or dispose of on the Premises.

                           7.2.4.   RIGHT OF INSPECTION. Landlord and Landlord's
Agents shall have the right, but not the obligation, to make regular annual inspections, investigations, sampling or monitoring of the Premises and Tenant's operations therein to determine whether Tenant is complying with the terms of this Section. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord, as Additional Rent, on demand by Landlord, together with interest thereon at the maximum rate allowed by law from the date of such demand until paid by Tenant.

         8.       ASSIGNMENT AND SUBLETTING.

                  8.1. TRANSFER. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law, including any levy or sale in execution of a judgment or any assignment or sale in bankruptcy, or insolvency, or the appointment of a receiver or trustee by any state or federal court, without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld by Landlord in the sole and unfettered exercise of its discretion. Each of the events referred to in the foregoing clauses (i), (ii) and (iii) are hereinafter referred to as a "Transfer"; and any transferee, assignee, mortgagee, sublessee or occupant with respect thereto is hereinafter referred to as a "Transferee". Any consent given to any one Transfer shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported Transferee. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. [SEE RIDER]

                  8.2. CORPORATE, PARTNERSHIP TRANSFERS. If Tenant is a corporation and if at any time during the Term of this Lease any part or all of the corporate shares of Tenant, or of a parent corporation of which the Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result in a change in the present effective voting control of Tenant or of such parent corporation by the person or persons owning or controlling a majority of the shares of Tenant or of such parent corporation on the date of this Lease then Tenant shall promptly notify Landlord in writing of such change, and such change in voting control shall constitute an Transfer of this Lease for all purposes of this Section; provided, however, that this provision shall not apply if, as of the Commencement Date, over fifty percent (50%) of the voting power of the Tenant corporation or of such parent corporation is held by fifty (50) or more unrelated shareholders or distributed to such number of unrelated shareholders in a public distribution of securities. If Tenant is a partnership, limited liability company or other legal entity and if at any time during the Term of this Lease any person or entity, which at the Commencement Date, owns a general partner's, manager's or controlling member's interest, ceases to own such general partner's, manager's or controlling member's interest, then such cessation of ownership shall constitute an Transfer of this Lease for all purposes of this Section, and Tenant shall promptly notify Landlord in writing of such change. [SEE RIDER]

                  8.3. REQUEST FOR TRANSFER. If Tenant desires to Transfer this Lease in whole or in part, Tenant shall submit to Landlord (i) in writing, the name and address of the proposed Transferee, a reasonably detailed statement of the proposed Transferee's business and reasonably detailed financial references and information concerning the financial condition of the proposed Transferee; (ii) a fully executed copy of the proposed Transfer document, the effective date of which shall be at least thirty (30) days after the date on which Tenant shall have furnished Landlord with all of the information required pursuant to (i) above and which shall be conditioned on Landlord's consent thereto; and (iii) an agreement in form and substance satisfactory to Landlord by Tenant to indemnify Landlord against liability resulting from any claim made against Landlord by the proposed Transferee or by any broker claiming a commission in connection with the proposed Transfer. Tenant's notice and request for Landlord's consent to Transfer shall also be deemed to constitute Tenant's offer to reconvey to Landlord, as of the proposed effective date of the Transfer, that portion of the Premises which is the subject of the proposed Transfer, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in the sole and unfettered exercise of its discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord. If Landlord fails to accept or reject the offer within the thirty
(30) day period then Landlord shall be deemed to have rejected the offer of reconveyance, but no such rejection shall be deemed to be a consent to the requested Transfer. [SEE RIDER]

                  8.4. ASSIGNMENT IN INSOLVENCY OR BANKRUPTCY. Notwithstanding any of the other provisions of this Lease, if a voluntary or involuntary petition in Bankruptcy shall be entered with respect to Tenant pursuant to the provisions of the Federal Bankruptcy Code, so that this Lease and the Tenant's interest therein shall voluntarily or involuntarily come under the jurisdiction of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code") and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to engage in a Transfer, then Tenant agrees that, in addition to complying with the other provisions of this Section, (i) Tenant or its trustee will provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such Transfer and (ii) "adequate assurance of future performance" under this Lease, as that term is generally defined under the Bankruptcy Code, will be provided to Landlord by Tenant and its Transferee as a condition of such Transfer. If this Lease is Transferred pursuant to the provisions of the Bankruptcy Code, then any and all monies or other considerations payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

                  8.5. EXCESS RENT. In the case of any Transfer made without Landlord's prior written consent Landlord may nevertheless collect Rent (including Additional Rent) from the Transferee and apply the net amount collected to the Rents herein reserved. The acceptance by Landlord of the payment of Rent following any Transfer not expressly consented to by Landlord pursuant to this Section shall not be deemed to be a consent by Landlord to such Transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder, nor constitute a release of Tenant or any guarantor of Tenant's obligations from the further performance by Tenant and such guarantor of the terms and provisions of this Lease and any such guaranty. Furthermore, under any and all circumstances, in the case of any Transfer, Tenant shall pay to Landlord monthly, as Additional Rent, the excess of the consideration received or to be received during such month for such Transfer (whether or not denoted as rent) over the Rent reserved for such month in this Lease applicable to such portion of the Premises so Transferred. In the case of any approved Transfer Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner.

                  8.6. TRANSFER INSTRUMENT. No Transfer consented to by Landlord shall be valid unless Tenant shall deliver to Landlord, within ten (10) days after Landlord's written consent has been received, a duplicate original instrument of Transfer duly executed by Tenant and the Transferee. Such instrument shall provide that (i) the Transferee shall take subject to this Lease, (ii) the Transferee shall also fulfill all obligations of Tenant under this Lease as they pertain to the portion of the Premises set forth in the Transfer, and (iii) with respect to such portion of the Premises the Transferee shall be deemed to be Tenant under this lease.

                  8.7. LANDLORD'S COSTS.Tenant's request for consent to Transfer shall be accompanied by Tenant's payment to Landlord of a Transfer review fee in the amount of Five Hundred Dollars ($500.00), which is imposed in order to reimburse Landlord for all of its internal costs and expenses incurred with respect to Landlord's review of the request for the Transfer, including, without limitation, costs incurred in connection with the review of financial materials, meetings with representatives of Transferor and/or Transferee and preparation, review, approval and execution of the required Transfer documentation. Tenant further agrees to pay Landlord, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed Transfer, including, without limitation, the costs of making investigations as to the acceptability of a proposed Transferee and legal costs actually incurred by Landlord in connection with any requested consent to Transfer. Tenant acknowledges and agrees that the costs and expenses imposed and agreed to be paid by Tenant under this Subsection are agreed to be paid in consideration of the Landlord's processing of the Tenant's request for Transfer, and that they are not intended as consideration for the consent to Transfer. Payment of such fees and costs shall under no circumstances obligate the Landlord to consent to any requested Transfer. Such fees and costs shall be non-refundable, notwithstanding the failure of the Landlord to consent to the requested Transfer. [SEE RIDER]

         9.       ABANDONMENT OF PREMISES OR PERSONAL PROPERTY; SURRENDER OF
PREMISES.

                  9.1. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease, but if Tenant does vacate or abandon the Premises or is dispossessed by process of law then any personal property belonging to Tenant and left on the Premises may, at the option of the Landlord, be deemed to have been abandoned by Tenant, in which case the provisions of Subsection 9.4 shall apply.

                  9.2. SURRENDER. Unless sooner terminated pursuant to the provisions hereof, this Lease shall expire absolutely upon the expiration of the Term without the necessity of any notice or other action from or by either party hereto. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises were upon the commencement of this Lease, except (i) ordinary wear and tear, (ii) to the extent that the Premises is not required to be repaired or maintained by Tenant and (iii) damage by fire or other casualty to the extent there is actually paid to Landlord, to repair any damage to the Premises, sufficient net proceeds from the policies of insurance which Landlord is obligated to provide and to maintain under the provisions of this Lease. Tenant further agrees that during the six
(6) month period preceding the expiration date of the Term, Landlord may place upon the Premises a FOR RENT sign.

                  9.3. REMOVAL OF CABLING, ALTERATIONS. Unless Landlord otherwise specifically agrees in writing, all data and communications cabling and equipment installed in Premises or otherwise in the Building, and which was installed (either as Leasehold Improvements or Alterations) specifically to serve the Tenant in its use of the Premises, shall be removed by Tenant upon the termination of the Lease, at Tenant's sole cost and expense. Tenant shall repair any damage to the Premises or the Building caused by the removal of such cabling and equipment and shall restore the Premises and Building to substantially the same condition as existed prior to the installation of such cabling and equipment. If Landlord elects to require that other Alterations made by Tenant to the Premises be removed at the termination of this Lease, then Tenant hereby agrees to cause the same to be removed at its sole cost and expense. If Tenant fails to remove any of the same, then Landlord may cause them to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with all and any damages which Landlord may suffer and sustain by reason of Tenant's failure to remove the same. Alternatively, Landlord may elect that all or any of the cabling and equipment or other Alterations shall remain at the termination of this Lease and not be removed. Tenant shall surrender to Landlord all keys for the Premises to Landlord's Notice Address and shall notify Landlord in writing of all combinations or codes for any other locks, vaults or alarm systems, if any, installed in the Premises. Tenant's obligations to observe and perform the covenants set forth in this Subsection shall survive the expiration or earlier termination of this Lease.

                  9.4. REMOVAL OF PERSONAL PROPERTY. At the expiration or earlier termination of the Term of this Lease, Tenant shall immediately remove all personal property which it owns and is permitted to remove from the Premises under the provisions of this Lease and, failing to do so, Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage) in which case Tenant hereby agrees to pay all reasonable costs and expenses incurred thereby, including sums paid to store the property elsewhere, together with the costs of any repairs to the Premises caused by the removal of the property; (ii) upon five (5) days written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder) with the proceeds to be applied as set forth in Subsection 24.2.2, or (iii) at Landlord's option, title shall pass to Landlord.

                  9.5. TRADE FIXTURES. All trade fixtures installed by Tenant in the Premises, other than Alterations, shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term of this Lease or other termination thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease; otherwise such fixtures shall not be removable, and Landlord shall have a lien thereon to secure itself against loss and damage resulting from any default. Tenant further agrees to restore the Premises to their original condition, fair wear and tear excepted, upon removal of such fixtures.

         10.      REPAIRS AND ALTERATIONS.

                  10.1.    REPAIRS TO BE MADE BY LANDLORD.

                           10.1.1.  Except as otherwise provided in this
Section, Landlord shall maintain (i) the structural soundness of the roof of the Building; (ii) the structural soundness of the exterior walls of the Building (excluding all doors and locks, door frames, storefronts, windows and glass within the Premises); and (iii) the structural columns and floors (excluding floor coverings such as carpet and floor tile) of the Premises and the Building, provided Tenant gives Landlord written notice specifying the need for and nature of such repairs; and further provided, however, that if Landlord is required to make any repairs to such portions of the Premises or Building by reason, in whole or in part, of the negligent act or failure to act by Tenant or Tenant's contractors or subcontractors or its or their agents or employees, or by reason of any unusual use of the Premises by Tenant (whether or not such use is contemplated within the definition of the Permitted Use) then Landlord may collect the cost of such repairs, as Additional Rent, upon demand.

                           10.1.2.  If without Landlord's prior consent, Tenant
performs or permits to be performed any Alterations which affect the structural portions of the Premises and/or the roof of the Building or which affect the structural integrity of the Building, such action by Tenant shall release and discharge Landlord as of the commencement of such Alteration from such repair obligation. Thereafter, Tenant agrees to be solely responsible under Landlord's supervision for the maintenance, repair, and replacement of any or all such structural portions and/or roof which have been affected as aforesaid, and Tenant shall commence promptly after demand by Landlord to make any such repairs and replacements and proceed diligently to complete them. If Tenant fails in the performance of such responsibilities, to Landlord's satisfaction, then, in addition to Landlord's other remedies under this Lease, at law or in equity, Landlord may (but shall not be obligated to) cure such failure on behalf of Tenant without any liability of Landlord for damage to Tenant's fixtures or other property or to Tenant's business by reason thereof. In such case

Tenant shall reimburse Landlord, as Additional Rent, upon demand, for any sums paid or costs incurred in curing such failure, together with interest at the Default Rate accounting from the date of demand until payment is made. If Tenant performs or permits to be performed any Alterations inconsistently with Landlord's prior consent then such work shall be deemed to have been performed without Landlord's consent.

                  10.2. REPAIRS TO BE MADE BY TENANT. All repairs to the Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to Subsections 10.1 or 16.1, including repairs or improvements required by Applicable Laws as referred to in
Section 7, shall be made by Tenant at its expense. Tenant shall at all times at its own expense keep and maintain the Premises in good order and repair, and in a neat, safe, clean, and orderly condition, including, but not limited to, reasonable periodic painting and making all nonstructural ordinary and extraordinary, foreseen and unforeseen repairs and replacements to the Premises under Landlord's supervision. These include, without limitation, repairs and replacements: to the plumbing and electrical apparatus therein; to the other mechanical installations therein; to the heating, ventilating and air conditioning system installed in or with respect to the Premises; and to all doors and locks, door frames, storefronts, windows and glass within the Premises. In furtherance of Tenant's obligations hereunder, Tenant agrees to obtain a maintenance repair and service contract on the heating, ventilating and air conditioning system of the Premises, which contract shall be on such terms and with such company as shall be reasonably approved by Landlord and shall be delivered to Landlord within thirty (30) days after the commencement of the Term. Tenant shall keep such contract in full force and effect during the Term. Tenant shall keep all of the same in good order and repair and will make all replacements from time to time required thereto at its expense. Tenant shall not overload the electrical wiring serving the Premises or within the Premises, and will install at its own expense under Landlord's supervision, but only after obtaining Landlord's written approval, any additional electrical wiring which may be required in connection with the Premises. Tenant shall be responsible for storage of Tenant's trash or refuse in proper receptacles and for removal of the same from the Premises and the Center at Tenant's cost and expense. Dumpsters or other trash containers shall not be allowed on the outside of the Building without Landlord's prior written consent. If such consent be given by Landlord, the type, size, and location of such containers shall be only as approved by Landlord and shall be maintained by Tenant in a clean sanitary manner, and in good repair at all times.

                  10.3. DAMAGE TO PREMISES. Tenant will repair promptly at its expense any damage to the Premises and, upon demand, shall reimburse Landlord (as Additional Rent) for the cost of the repair of any damage elsewhere on or in the Center, caused by or arising from the installation or removal of property or fixtures in or from the Premises, regardless of fault or by whom such damage shall be caused (unless caused by Landlord, its agents, employees or contractors). If Tenant fails to commence such repairs within five (5) days after notice to do so, or complete such repairs prior to the termination or sooner expiration of the Term, then Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent, the cost thereof with interest thereon at the Default Rate until paid. At Landlord's election, Tenant shall also (i) repair or remediate promptly, and at Tenant's expense, or (ii) reimburse Landlord (as Additional
Rent) for the cost of repairs or remediation of, any damage to or dangerous condition created within the Center, if such damage or dangerous condition was caused or created by Tenant, its agents, employees or contractors. If Tenant fails to commence such repair or remediation within five (5) days after Landlord's notice to do so, or if Landlord elects to undertake such repair or remediation for the account of Tenant, then Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent, the cost thereof with interest thereon at the Default Rate until paid. Tenant's obligations for Additional Rent hereunder shall survive the termination of this Lease.

                  10.4.    ALTERATIONS BY TENANT.

                           10.4.1.  Tenant will not make: (i) any alteration,
modification, substitution or other change of any nature to the structural, mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Premises; nor (ii) any renovations, improvements or other installations in, on or to any part of the Premises (including, without limitation, any alterations of the exterior of the Premises, signs, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises); nor
(iii) any installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings (all collectively referred to herein as "Alterations"), unless and until Tenant shall have caused complete plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person, shall have submitted same to Landlord and shall have obtained Landlord's written approval thereof. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Building or the Center. All such work shall comply with all applicable codes, rules, regulations and ordinances and shall be performed by contractors who are approved by Landlord and who carry the insurance coverage required in Section
15. Landlord may elect that any Alterations be performed by Landlord or by contractors engaged by and under the direction of Landlord, in which case such Alterations shall nevertheless be made at Tenant's sole cost, payable by Tenant as Additional Rent; and such cost shall include a construction management fee of fifteen percent (15%) of the total cost of the work. Alterations shall only be made after Tenant has obtained any necessary permits from governmental authorities for the Alterations.

                           10.4.2.  If Tenant is permitted to make Alterations
following Landlord's approval, then Tenant shall notify Landlord of the date on which work on Alterations is scheduled to begin and shall arrange for periodic inspections by Landlord of the job progress to insure compliance with the approved plans and specifications. As a condition for approving any Alterations on the Premises by Tenant, Landlord shall have the right to require Tenant, or Tenant's contractor, to furnish bond in an amount equal to the estimated cost of construction with a corporate surety approved by Landlord for (i) completion of the construction and (ii) indemnification of Landlord and Tenant, as their interests may appear, against liens for labor and materials, which bond shall be furnished before any work has begun or any materials delivered. Landlord shall also have the right at any time before, during, or after the construction to require Tenant to furnish further assurances against mechanics' liens including, but not limited to, releases of liens signed by all contractors, subcontractors, and suppliers, and affidavits executed by Tenant, Tenant's contractor, or architect, that all charges for labor and materials have been paid. Tenant shall promptly pay or bond off any lien filed against the Premises, the Building or the Center for any construction performed by or on behalf of Tenant.

                           10.4.3.  If Tenant makes any Alterations without the
prior consent of Landlord, then, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall, on demand, pay the cost thereof (plus fifteen percent (15%) of such cost as a construction management fee) as Additional Rent. If any mechanic's lien is filed against the Premises or the Building or the Center for work or materials furnished to Tenant (other than by Landlord) the lien shall be discharged by Tenant within ten (10) days thereafter, solely at Tenant's expense, by either paying off or bonding the lien. Should Tenant fail to discharge any lien within ten (10) days of its filing, then, in addition to Landlord's other remedies, Landlord shall have the right, but not the obligation, to discharge said lien at Tenant's expense, in which case Tenant shall reimburse Landlord for the same upon demand, as Additional Rental, together with interest accounting from the date of demand until payment is made.

                           10.4.4.  If any Alterations are required to be made
to the Premises, the Building or the Center due to Legal Requirements because the same were in actual violation of any Legal Requirements on or as of the Commencement Date, or if, as a result of Landlord undertaking any alterations, repairs, maintenance or other activities elsewhere in the Center, Alterations are required to be made to the Premises, the Building or the Center due to Legal Requirements, then Landlord shall make such Alterations at its sole cost and expense (and such expenses shall not be included within Common Area Maintenance Expenses or Additional Rent); and Landlord shall take all reasonable steps to minimize disruption to Tenant while making such Alterations.

                           10.4.5.  Subject to Landlord's obligations set forth
in the previous Subsection and in the following Subsection, if any Alterations are required to be made to the Premises, the Building or the Center due to a change in, or change in the interpretation of, or more stringent enforcement of, Legal Requirements occurring on or after the Commencement Date (and not in connection with alterations, repairs, maintenance or other activities elsewhere in the Center undertaken by Landlord), then Landlord shall make such Alterations as aforesaid, provided that the cost of such Alterations shall be amortized over their useful life and a ratable portion of such cost shall be included within the definition of Common Area Maintenance Expenses in each Lease Year until such cost is fully amortized. If, as a result of Tenant undertaking any Alterations, Alterations are required to be made to the Premises due to Legal Requirements, then Tenant shall make such Alterations at Tenant's sole cost and expense.

                           10.4.6.  If (i) any Alterations are required to be
made to all or any part of the Center other than the Premises due to Legal Requirements and as a consequence of any Alterations made by Tenant within the Premises, or (ii) any Alterations are required to be made to all or any part of the Center, including the Premises, at any time during the Term pursuant to any Legal Requirements relating to accessibility by persons with disabilities or otherwise pursuant to the ADA (collectively, the "Accessibility Alterations"), because the Premises, as used by Tenant, is deemed to be a "place of public accommodation" under the ADA, then all such required Alterations shall be made by

Tenant at its sole cost and expense unless Landlord shall otherwise agree; and, if Landlord elects to make such Alterations, then such Alterations shall be at Tenant's sole cost and expense, and payable by Tenant as Additional Rent; and such cost shall include a construction management fee of fifteen percent (15%) of the total cost of the work. Alterations shall only be made after Tenant has obtained any necessary permits from governmental authorities for the Alterations.

                           10.4.7.  Within ten (10) days after receipt, Tenant
shall advise Landlord in writing, and provide Landlord with a copy of (as applicable), any notices alleging violation of Legal Requirements relating to any portion of the Center or of the Premises; any claims made or threatened in writing regarding noncompliance with Legal Requirements and relating to any portion of the Center or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Center or the Premises.

                           10.4.8.  As used in this Subsection 10.4, "Legal
Requirements" means environmental, air quality, wetlands, shoreline, flood plan, zoning, planning, subdivision, building, health, labor, discrimination, fire, traffic, safety and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements (including any administrative, judicial or similar interpretations or rulings or legislative clarifications that may be made after any point in time but which relate to any of the same as they exist at such point in time), including, without limitation, the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990 and the Accessibility Guidelines promulgated with respect thereto ("ADA").

                  10.5. CHANGES AND ADDITIONS TO THE CENTER. Landlord reserves the right at any time and from time to time to (i) make or permit changes or revisions in the plan for the Center, including additions to, subtractions from, rearrangements of, alterations, modifications of, or supplements to, the building areas, walkways, driveways, parking areas, or other Common Areas; (ii) construct other buildings or improvements on the Center (including any portion of the Common Areas) and make alterations thereof or additions thereto and build additional stories on or in any such building(s) and build extensions adjoining same; and (iii) make or permit changes or revisions to the Center, including additions thereto, and to convey portions of the Center (including any portion of the Common Areas) to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Building shall in no way affect this Lease or impose any liability on Landlord.

                  10.6. ROOF AND WALLS; EXCAVATIONS. Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structures over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not unreasonably deny or adversely affect Tenant's use thereof. Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach upon the interior of the Premises. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the Landlord's Building of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord, for diminution or abatement of rent.

         11.      COMMON AREAS.

                  11.1. USE OF COMMON AREAS. Landlord grants to Tenant and its agents, employees and invitees, a non-exclusive license to use the Common Areas in the Center in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord or others and subject, further, to the rights of Landlord set forth in Subsections 10.5, 10.6, and 11.2. "Common Areas" means those areas and facilities which may be furnished by Landlord within the Center, for the general common use of tenants and other occupants of the Center, their officers, agents, employees and invitees, including (without limitation) all parking areas, access areas (other than public streets), employee parking areas, truckways, driveways, loading docks and areas, sidewalks, ramps, roofs, sprinkler systems, landscaped and planted areas, retaining walls, stairways, lighting systems and facilities, common utility and telecommunications facilities, drainage areas, roads, the common use elements of the Landlord's Building, and other similar areas, facilities or improvements. [SEE RIDER]

                  11.2. MANAGEMENT AND OPERATION OF COMMON AREAS. Landlord will operate and maintain, or will cause to be operated and maintained, the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Center generally. Landlord will have the right (i) to establish, modify and enforce rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; (iii) to implement a parking management plan; (iv) to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (v) to close temporarily any or all portions of the Common Areas; and (vi) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable.

                  11.3. TENANT TO PAY PROPORTIONATE SHARE OF COMMON AREA MAINTENANCE EXPENSES.

                           11.3.1.  In each Operating Year Tenant shall pay to
Landlord, as Additional Rent, its Proportionate Share of Common Area Maintenance Expenses. Such Proportionate Share shall be calculated with respect to Tenant's Proportionate Share of the Center and shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each Operating Year. For purposes of this Lease, the term "Operating Year" shall mean each successive calendar year or part thereof during the Term of this Lease or any renewal thereof, or, at the option of Landlord, each successive fiscal year of Landlord or part thereof, during the Term of this Lease or any renewal thereof. Each installment payment in respect of Common Area Maintenance Expenses shall be due on the first day of each calendar month or otherwise as indicated by Landlord's statement. At any time during an Operating Year Landlord may re-estimate Tenant's Proportionate Share of Common Area Maintenance Expenses and adjust Tenant's monthly installments payable during such Operating Year to reflect more accurately Tenant's Proportionate Share of Common Area Maintenance Expenses.

                           11.3.2.  Within one hundred twenty (120) days (or
such additional time thereafter as is reasonable under the circumstances) after the end of each Operating Year Landlord shall deliver to Tenant a statement of Common Area Maintenance Expenses (the "Expense Statement") for such Operating Year and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of receipt of such statement, the amount of any excess or deficiency in Tenant's Proportionate Share of Common Area Maintenance Expenses paid by Tenant to Landlord during such Operating Year. Landlord's failure to provide an Expense Statement within the time prescribed above shall not relieve Tenant of its obligations under this Section.

                           11.3.3.  Following receipt of an Expense Statement
Tenant shall have the right to conduct a reasonable review of Landlord's records relating to Common Area Maintenance Expenses for the Operating Year just ended, and to which the Expense Statement relates, provided that Tenant strictly complies with the provisions of this Subsection. No review shall be permitted at any time in which a Default exists under this Lease (including a Default arising by virtue of Tenant's failure to pay any sum deemed Additional Rent, regardless of dispute as to the propriety Landlord's claim for payment). If a Default occurs at any time during the pendency of a review of records then the review right shall immediately cease, and the matters set forth in the Expense Statement under review shall be conclusively deemed correct. No subtenant shall have the right to conduct any such review; and no assignee of Tenant shall have the right to conduct any review with respect to a period antedating the assignment. Tenant shall exercise its right upon not less than fifteen (15) days' prior written notice, given at any time within sixty (60) days following Tenant's receipt of an Expense Statement (time being of the essence). Any such review shall be conducted by Tenant or by an independent certified public accountant of Tenant's choosing that is not being compensated by Tenant on a contingency fee basis. If Tenant employs such a third party reviewer then as a condition precedent to such review Tenant shall deliver to Landlord a copy of Tenant's written agreement with such accountant which shall include provisions which state that (i) Landlord is an intended third-party beneficiary of the agreement, (ii) the accountant will not in any manner solicit or agree to represent any other tenant of the Center with respect to a review of Landlord's accounting records at the Center, and (iii) the accountant will maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity other than to the Tenant. Any such review shall be conducted at Landlord's office at the Center or at Landlord's principal offices, or at such other location as Landlord may reasonably designate. Landlord will provide Tenant with reasonable accommodation for the review and reasonable use of available office equipment, but may make a reasonable charge for Tenant's telephone calls and photocopies. Tenant shall deliver to Landlord a copy of the results of any such review within fifteen (15) days following its completion or receipt by Tenant and will maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity. A dispute over the Expense Statement or any error by Landlord in interpreting or applying the provisions of this Lease respecting Common Area Maintenance Expenses or in calculating the amounts in the Expense Statement shall not be a breach of this Lease by Landlord, and even if any legal proceeding over the Expense Statement is resolved against Landlord this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages. Pending the determination of any such dispute Tenant shall pay amounts billed with respect to such Expense Statement as Additional Rent, without prejudice to Tenant's position, and subject to rebate of any amounts subsequently found to have been charged to Tenant in error. If the dispute shall be determined in Tenant's favor then Landlord shall promptly pay to Tenant the amount of Tenant's overpayment of Rent resulting from compliance with the Expense Statement together with interest from the time of such overpayment at the Default Rate, together with all of Tenant's attorney fees, costs and expenses incurred in contesting the Expense Statement.

                  11.4. "COMMON AREA MAINTENANCE EXPENSES" DEFINED. The term "Common Area Maintenance Expenses" means all costs and expenses incurred by or on behalf of Landlord in operating, managing, insuring, securing and maintaining the Common Areas pursuant to Subsection 11.2 (excepting Insurance Costs described in Subsection 15.6), including, without limitation, all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, painting, striping, policing and security of the Common Areas (including cost of uniforms, equipment and employment taxes); alarm and life safety systems; insurance, excepting Insurance Costs described in Subsection 15.6, but otherwise including, without limitation, liability insurance for personal injury, death and property damage, insurance against loss of rents and other income, worker's compensation insurance or similar insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on and about the Common Areas; cost of cleaning all exterior glass; removal of water, snow, ice, litter and debris; regulation of traffic; costs and expenses of inspecting and depreciation of machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges (including, but not limited to, leasing or rental costs) incurred in connection with such equipment; costs and expenses incurred in making any alterations to the Center required to be made pursuant to Legal Requirements, consistent with the provisions of Subsection 10.4; costs and expenses of maintenance and repair or replacement of roofs, awnings, paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, signage for the Center, and lighting facilities; costs and expenses of planting, replanting and replacing flowers, shrubbery and planters; costs of providing energy to light, heat, ventilate and air condition areas in which the Common Areas are located and the maintenance and repair of such equipment; cost of water services, if any, furnished by Landlord for the non-exclusive use of all tenants; costs and expenses of repairing and maintaining all mains and electrical conduits necessary to provide water, electricity, telephone and sewer service to the Center; roads and storm drainage facilities unless and until dedicated for public purposes; Landlord's share of expenses under any declaration, covenant, condition, restriction or other agreement recorded among the land records of the county in which the Center is located and applicable to the Lot and to the Center generally; and administrative costs or management fees relating to operating and maintaining the Common Areas. Any of the foregoing expenses required to be capitalized for federal income tax purposes shall be amortized on a straight-line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten years. The term "Common Area Maintenance Expenses" shall not include costs or expenses or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord pursuant to Subsection 10.1; debt service under any Superior Mortgage, or ground rent payments under any Superior Lease; leasing commissions; expenditures for which Landlord is reimbursed by any insurance carrier, or from any other source; or cost of repairs or replacements incurred by reason of Casualty or condemnation. [SEE RIDER]

         12.      TAXES.

                  12.1. TENANT'S PROPORTIONATE SHARE OF TAXES. Landlord shall pay all Taxes levied upon or assessed against the Lot and improvements thereon and the appurtenances thereto during the Term of this Lease. If the Taxes payable by Landlord are increased in any Tax Year during the Term of this Lease over the amount of such Taxes due and payable with respect to the Lot for the Tax Year beginning on July 1st immediately preceding the date of this Lease, then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax increase multiplied by Tenant's

Proportionate Share of the Lot. The term "Taxes" shall be defined as (i) all real estate and other ad valorem taxes, including, without limitation, real estate rental, receipt or gross receipt tax or any other tax on Landlord (excluding Landlord's income taxes), now or hereafter imposed by any federal, state or local taxing authority and whether as a substitution for or in addition to the present method of real property taxation currently in use; (ii) attorney's and appraiser's fees, if necessary, incurred in connection with any negotiation, contest or appeal pursued by Landlord in an effort to reduce taxes, and (iii) any metropolitan district water and sewer charges and other governmental charges which customarily are part of the real estate tax bill issued by governmental authorities charged with said responsibility. Taxes shall be adjusted on a proportionate basis for any period which shall be less than a Tax Year. The term "Tax Year" means the twelve (12) month period beginning July 1 of each year or such other twelve (12) month period (deemed, for the purposes of this Section, to have 365 days) established as a real estate tax year by the taxing authorities having lawful jurisdiction over the Lot.

                  12.2. PAYMENT OF PROPORTIONATE SHARE OF TAXES. Tenant's Proportionate Share of Taxes shall be paid by Tenant, at Landlord's election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in lump sum, following Landlord's receipt of the tax bill for the Tax Year in question, and calculation of Tenant's Proportionate Share with respect thereto. If Landlord has elected that Tenant pay its Proportionate Share of Taxes in installments, in advance, then, at any time during a Tax Year, Landlord may re-estimate Tenant's Proportionate Share of Taxes and thereafter adjust Tenant's monthly installments payable during the Tax Year to reflect more accurately Tenant's Proportionate Share of Taxes. Within one hundred twenty (120) days after Landlord's receipt of tax bills for each Tax Year, or such reasonable time (in Landlord's determination) thereafter, Landlord will notify Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant's Proportionate Share thereof. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of Taxes for each Tax Year shall be adjusted between Landlord and Tenant; Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of the aforesaid notice to Tenant, such amount necessary to effect such adjustment. Landlord's failure to provide such notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder.

                  12.3. TAXES ON RENT. In addition to Tenant's Proportionate Share of Taxes, Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, Landlord's income taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder. Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, Leasehold Improvements installed by Tenant or by Landlord on behalf of Tenant (except to the extent such Leasehold Improvements or Alterations shall be covered by Taxes referred to in Subsection 12.1 hereof), and any other property of Tenant.

         13.      UTILITIES.

                  13.1. TENANT'S UTILITIES. Tenant shall promptly pay when due the charges for all utility services rendered or furnished to or for the Premises, including, without limitation, water (whether by meter or submeter), electricity, telephone, cable and telecommunications services sanitary sewer service, and any other public utility service now or hereafter provided to the Premises, together with all taxes, levies and other charges on such utilities. At such time or times as Tenant is the sole occupant of the Building, Tenant shall promptly pay when due the charges for all utility services rendered or furnished to or for the Building, including, without limitation, water (whether by meter or submeter), electricity, telephone, cable and telecommunications services, sanitary sewer service, and any other public utility service now or hereafter provided to the Building, together with all taxes, levies and other charges on such utilities. If Tenant defaults in the payment of any such charges or taxes, Landlord may, at its option, pay the same for and on Tenant's account, in which event Tenant shall promptly reimburse Landlord therefor. If any of such utility charges are billed directly to Landlord then Tenant will reimburse Landlord for such charges, as Additional Rent, promptly upon demand therefor. At the time of the execution of this Lease utility charges for water are charged to Tenant as an Common Area Maintenance Expense. Landlord reserves the right to arrange at Tenant's expense for the installation of a submeter exclusively for the Premises to measure the consumption of water by Tenant and upon the installation of such submeter Tenant shall promptly pay when due the charges for all water service furnished to the Premises.

                  13.2. DISCONTINUANCES AND INTERRUPTIONS OF UTILITY SERVICES. Landlord reserves the right to cut off and discontinue, upon notice to Tenant, any utility services furnished by Landlord at any time when Tenant has failed to pay any Rent due under this Lease. Landlord shall not be in default hereunder or be liable for any damages by, or indirectly resulting from, nor shall the Rent be abated by reason of, (i) the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or service when such failure or delay is caused by force majeure, or by the making of repairs or improvements to the Premises or the Building or the Center generally; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Neither shall the same be deemed a termination of this Lease or an eviction of Tenant. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption provided such cooperation does not unreasonably interfere with Tenant's use of the Premises.

         14.      INDEMNIFICATIONS AND WAIVER OF CLAIMS.

                  14.1. INDEMNITY BY TENANT. To the maximum extent permitted by law, but subject to the provisions of Subsection 14.5, Tenant shall and does hereby indemnify Landlord, any Superior Lessor and any Superior Mortgagee, and agrees to save them harmless and, at the option of any of them, defend them from and against any and all claims, actions, damages, liabilities and expenses (including attorneys' and other professional fees) judgments, settlement payments, and fines paid, incurred or suffered by any of them:

                           14.1.1   in connection with loss of life or personal
injury, or damage to property or to the environment, suffered by third parties, and arising from or out of the occupancy or use by Tenant of the Premises or any part thereof or any other part of the Property, and occasioned wholly or in part by any act or omission of Tenant, its officers, agents, contractors, employees or invitees; or,

                           14.1.2   in connection with loss of life or personal
injury, or damage to property or to the environment, suffered by third parties, or in connection with any accident, injury or damages whatever in, at or upon the Premises, and arising from or out of the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; or,

                           14.1.3   in connection with damage to property or the
environment and arising, directly or indirectly, wholly or in part, from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any Hazardous Material in, from or to the Premises, whether or not Tenant may have acted negligently with respect to such Hazardous Material or [SEE RIDER]

                           14.1.4   in connection with any claim or proceeding
brought by a third party alleging, in whole or in part, that Tenant's acts, activities, conduct, or omissions in the Premises violate its obligations to comply with a law, rule, order, ordinance, direction, regulation or requirement of federal, state, county and municipal authorities imposing a duty with respect to the use, occupation or alteration of the Premises; or,

                           14.1.5   in connection with any breach or default by
Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. [SEE RIDER]

                  14.2. INDEMNITY BY LANDLORD. To the maximum extent permitted by law, but subject to the provisions of Subsection 14.5, Landlord shall and does hereby indemnify Tenant and agrees to save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorneys' and other professional fees) in connection with loss of life, personal injury and/or damage to property suffered by third parties arising from or out of the use of any portion of the Common Areas by Landlord, occasioned wholly or in part by any act or omission of Landlord, its officers, agents, contractors or employees.

                  14.3. SURVIVAL OF INDEMNITIES. Landlord's and Tenant's obligations pursuant to Subsections 14.1 and 14.2 shall survive any termination of this Lease with respect to any act, omission or occurrence which took place prior to such termination.

                  14.4. LIMITATION ON LANDLORD'S LIABILITY FOR LOSS, DAMAGE AND INJURY. To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Areas at Tenant's own risk. All property of Tenant, its employees, agents or invitees, or of any other person located in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such employee, agent, invitee or other person. Tenant hereby expressly agrees that Landlord and its agents, servants and employees shall not be liable or responsible for, and Tenant does hereby save them harmless from, any damage or injury to the person or property of Tenant, or its agents, servants, employees, licensees, invitees or contractors, directly or indirectly caused by (i) dampness or water in any part of the Premises or the Building;
(ii) bursting, leaking or overflowing of water, sewer, steam, gas or sprinkler pipes and heating or plumbing fixtures; (iii) air-conditioning or heating failures; (iv) interference with light, air or other incorporeal hereditaments;
(v) operations in the construction of any public or quasi-public work; (vi) theft or other crime, whether violent or non-violent in nature; (vii) fire, accident, natural disorder or other casualty; (viii) latent or apparent defect or change of condition in the Premises and/or the Building; (ix) the acts or omissions of other persons in the Building; and (x) any other source, circumstance or cause whatsoever. The foregoing waiver and release is intended by Landlord and Tenant to be absolute and unconditional, and without exception, and to supersede any specific repair obligation imposed by Landlord hereunder; provided that such waiver and release shall not apply to the omission, fault, negligence, or other misconduct of Landlord except to the extent such omission, fault, negligence or other misconduct is waived by Tenant after the occurrence or is waived pursuant to Tenant's policies of fire insurance with standard broad form coverage indorsements, which waiver Tenant is obligated to obtain and shall be liable for failure to obtain. No representation, guaranty, assurance or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices or procedures without liability to Tenant. [SEE RIDER]

                  14.5. WAIVER OF RIGHT OF RECOVERY. Except as provided in Subsection 7.2, neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, when such loss is caused by any of the perils which are or could be insured against under a standard policy of full replacement cost insurance for fire, theft and all risk coverage, or losses under workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees (this clause shall not apply, however, to any damage caused by intentionally wrongful actions or omissions); provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided, further, that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party. Each party shall use reasonable efforts to obtain such insurance from a company that does not charge an additional premium or, if that is not possible, one that charges the lowest additional premium. Each party shall give the other party notice at any time when it is unable to obtain insurance with such a waiver of subrogation without the payment of an additional premium and the foregoing waiver shall be effective until thirty (30) days after notice is given. Each party represents that its current insurance policies allow such waiver. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Subsections 14.1 and 14.2. [SEE RIDER]

         15.      INSURANCE.

                  15.1. TENANT'S INSURANCE. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof, insurance policies providing at least the following coverage:

                           15.1.1.  commercial general liability insurance
written on an occurrence basis with respect to the Premises and the business operated by Tenant and any subtenants, concessionaires or licensees of Tenant, to afford insurance against personal injury, death and property damage, and including insurance against assumed or contractual liability under this Lease, specifically including the liability of Tenant arising out of the indemnities provided in Subsection 14.1, with minimum combined single limits of Two Million Dollars ($2,000,000) per occurrence and in the aggregate;

                           15.1.2.  all-risk property and casualty insurance,
including theft coverage, written at full replacement cost value and with full replacement cost endorsement, covering all of Tenant's personal property in the Premises (including, without limitation, all inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under this Lease) and Tenant's interest in all Alterations and all leasehold improvements and all betterments installed in the Premises by or on behalf of Tenant (other than the Leasehold Improvements constructed by Landlord as provided in Section 4 of this Lease); and

                           15.1.3.  comprehensive boiler and machinery equipment
insurance, including electrical apparatus, if applicable; and,

                           15.1.4.  if and to the extent required by law,
worker's compensation or similar insurance in form and amounts required by law.

                  15.2. TENANT'S CONTRACTOR'S INSURANCE. Tenant shall require any contractor of Tenant performing work on or about the Premises to carry and maintain, at no expense to Landlord:

                           15.2.1.  commercial general liability insurance
written on an occurrence basis with respect to the Premises and the business operated by Tenant and any subtenants, concessionaires or licensees of Tenant, to afford insurance against personal injury, death and property damage, and including insurance against assumed or contractual liability under this Lease, with minimum combined single limits of Two Million Dollars ($2,000,000) per occurrence and in the aggregate;

                           15.2.2.  comprehensive automobile liability insurance
with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage; and

                           15.2.3.  worker's compensation or similar insurance
in form and amounts required by law.

                  15.3. POLICY REQUIREMENTS. The company or companies writing any insurance which Tenant or Tenant's contractor is required to carry and maintain or cause to be carried or maintained pursuant to Subsections 15.1 and 15.2, as well as the form of such insurance, shall at all times be subject to Landlord's approval and any such company or companies shall have a rating of at B+ or better and a financial size rating of X or larger from Best's Key Rating Guide and Supplemental Service, Property/Casualty (or comparable rating from a comparable insurance rating service), and shall be licensed to do business in the State of Maryland. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord, at Landlord's Notice Address, by certified mail, return receipt requested, or to its designee. None of the insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to the previous Sections shall contain any deductible provisions except to the extent approved by Landlord. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same.

                  15.4. TENANT'S FAILURE TO INSURE. If Tenant fails to obtain insurance as required under this Section then Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant agrees to pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

                  15.5. INCREASE IN INSURANCE PREMIUMS. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or others within the Property to be increased beyond the minimum rate from time to time applicable to the Premises or to any such property for the use or uses made thereof, then Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

                  15.6. LANDLORD'S INSURANCE; TENANT TO PAY PROPORTIONATE SHARE OF INSURANCE COSTS. During each Operating Year Landlord shall maintain in force, under one or more policies, insurance coverage with respect to the Building and the Center generally, including, without limitation, insurance against fire, all-risk coverage including earthquake and flood, theft or other casualties and such other insurance deemed appropriate by Landlord with such coverage limits, deductible amounts and companies as Landlord may determine. Landlord shall pay all costs of maintaining such insurance (the "Insurance Costs") in the first instance. If Insurance Costs during any Operating Year exceed the Insurance Costs in effect as of the Operating Year in effect as of the Commencement Date for any reason, then Tenant will pay Landlord, as Additional Rent, Tenant's share of the increase calculated with respect to Tenant's Proportionate Share of the Center; unless such increase is caused solely by Tenant, in which instance Tenant shall pay, as Additional Rent, the entire increase. Tenant will pay Landlord, as Additional Rent, Tenant's Proportionate Share of Insurance Costs at the same time or times, and in the same manner, and subject to the same terms and conditions as are prescribed for the payment of Common Area Maintenance Expenses in Section 11.3.

         16.      DAMAGE AND DESTRUCTION.

                  16.1. LANDLORD'S OBLIGATION TO REPAIR AND RECONSTRUCT. If the Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), but the Premises shall not be thereby rendered wholly or partially untenantable, then Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rent. If, as the result of such Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Subsection 16.2, Landlord shall cause such damage to be repaired and all Rent (other than any Additional Rent due Landlord because of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, but Landlord shall not be required to perform any work within the Premises beyond that described in
Section 4 and which were constructed by Landlord as Leasehold Improvements. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any Alterations installed in the Premises by or on behalf of Tenant pursuant to Subsection 10.4 or otherwise, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

                  16.2. LANDLORD'S OPTION TO TERMINATE LEASE. If (i) the Premises are (A) rendered wholly untenantable by a Casualty, or (B) damaged as a result of any cause which is not covered by Landlord's insurance, or (C) damaged or destroyed in whole or in part during the last two (2) years of the Term; or
(ii) the Building is damaged to the extent of twenty-five percent (25%) or more the gross area thereof; or (iii) the Building shall be so substantially damaged that it is reasonably necessary, in Landlord's sole judgment, to demolish such Building for the purpose of reconstruction, then, in any of such events, Landlord may elect to terminate this Lease by giving Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                  16.3. INSURANCE PROCEEDS. If Landlord does not elect to terminate this Lease pursuant to Subsection 16.2, Landlord shall, subject to the prior rights of any Superior Mortgagee or Superior Lessor, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with Subsection 16.1 hereof. All insurance proceeds payable with respect to the Premises (excluding proceeds payable to Tenant pursuant to Subsection 15.1), shall belong to and shall be payable to Landlord.

         17. SIGNS. Tenant shall neither erect, maintain or replace any sign within the Premises visible from outside the Building, nor erect or maintain any sign upon the exterior of the Building or anywhere else upon the Center, without first obtaining Landlord's written approval as to the size, design, location, type of composition or material and lighting thereof. Design shall be in accordance with the guidelines established by Landlord from time to time and all applicable laws and regulations. Any such sign shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the entire cost thereof shall be borne by Tenant. Tenant shall maintain any such sign or signs in good condition and repair at all times, and pay any taxes imposed thereon.

         18. CONDEMNATION. If the whole or any part of the Premises is taken under the power of eminent domain then this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make necessary repairs and alterations to restore the part not taken to useful condition and the Basic Rent shall be reduced proportionately as to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the Permitted Use, then either party may terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Tenant, and not Landlord, shall be entitled to any portion of the award which does not serve to reduce Landlord's award and is made directly to Tenant in reimbursement for Tenant's cost of removal of its stock, trade fixtures, moving and relocation costs.

         19. RIGHT OF ENTRY. Landlord and its representatives shall have the right at all reasonable times during normal business hours with prior oral or written notice to enter the Premises for the purposes of inspecting them and exhibiting them for sale, lease or financing; and Landlord shall not be liable in any manner for any entry into the Premises for such purposes. Landlord reserves and shall at all times have the right to re-enter the Premises upon 24 hours prior notice to Tenant (except in an emergency) to maintain, repair and replace the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent. Landlord may for the purpose of such work erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked. Tenant waives any claim for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by any such maintenance, repair or replacement work.

         20. CURING THE TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease then, in addition to any other rights it may have in law or equity, and after written notice to Tenant except in the case of emergency, Landlord shall be entitled (but shall not be obligated) to cure such default, and Tenant shall reimburse Landlord for any sums paid or costs incurred by Landlord, including reasonable attorney's fees, in curing such default, plus interest thereon at the Default Rate which sums, costs, and interest shall be deemed to be Additional Rent hereunder and shall be payable by Tenant upon demand by Landlord.

         21. SUBORDINATION AND ATTORNMENT. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to:
(i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Center and the Building or any portion thereof (collectively, including the applicable items set forth in Subdivision (iv) of this Section, the "Superior Lease", and the party then exercising the rights of landlord thereunder being referred to herein as the "Superior Lessor"); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Center, the Building or the Superior Lease (collectively, including the applicable items set forth in Subdivisions (iii) and (iv) of this Section, the "Superior Mortgage", and the party then exercising the rights of mortgagee, beneficiary or secured party thereunder being referred to herein as the "Superior Mortgagee") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Center only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage: (iii) each advance made or to be made under the Superior Mortgage; and (iv) all renewals, modifications, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. The Superior Mortgagee may elect that this Lease shall have priority over its Superior Mortgage and, upon notification by the Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then-executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section shall: (i) inure to the benefit of any such Successor Landlord;
(ii) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease; (iii) be self-operative upon any such demand; and (iv) require no further instrument to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions, of its tenancy and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then-executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any Leasehold Improvements or other work with respect to the Premises; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (v) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (vi) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

         22. MODIFICATIONS TO LEASE; RIGHTS OF SUPERIOR MORTGAGEE, SUPERIOR LESSOR. Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the Rent, shorten the Term or adversely affect in any other respect to any material extent the rights of Landlord hereunder and that Landlord may not accept prepayments of any installments of Rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder without the consent of the Superior Lessor and the Superior Mortgagee in each instance, except that said consent shall not be required to the institution or prosecution of any action or proceedings against Tenant by reason of an Event of Default. If, in connection with the obtaining, continuing or renewing of financing for which the Building, the Center or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, a savings or commercial bank or trust company, insurance company, savings and loan association, a welfare, pension or retirement fund or system or any other lender shall be or be willing to become the Superior Mortgagee and shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this Lease. Tenant shall not do or suffer or permit anything to be done which would constitute a default under the Superior Mortgage or the Superior Lease or cause the Superior Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in the Superior Lessor. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until: (i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished; and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

         23.      DEFAULTS BY THE TENANT.

                  23.1. EVENTS OF DEFAULT DEFINED. Each of the following shall be deemed an "Event of Default" under this Lease:

                           23.1.1.  failure by Tenant to pay Basic Rent,
Additional Rent, or any other sum required to be paid under the terms of this Lease, when and as due hereunder; [SEE RIDER]

                           23.1.2.  failure by Tenant to perform or observe any
other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed, for a period of ten (10) days after notice thereof from Landlord; [SEE RIDER]

                           23.1.3.  Tenant or any guarantor of any of Tenant's
obligations hereunder shall make or deliver to Landlord any financial report or statement, certificate, representation or warranty (including, without limitation, any representation or warranty made by Tenant herein) which proves to have been false or misleading in any material respect as of the time at which the facts therein set forth were stated or certified, or if any such financial report or statement has omitted any material contingent or unliquidated liability or claim against Tenant or any such guarantor of any of Tenant's obligations hereunder;

                           23.1.4.  Tenant or any guarantor of any of Tenant's
obligations hereunder shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts when they become due, be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, or consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation; file a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a debtor under the Bankruptcy Code, or the reorganization of Tenant or any such guarantor under the Bankruptcy Code, unless such a petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within sixty (60) days after the date of filing; [SEE RIDER]

                           23.1.5.  the sale or other transfer of Tenant's
interest in the Premises under attachment, execution or similar legal process or the assignment, mortgage, encumbrance or sublease of the Premises by Tenant in violation of the prohibition contained in Section 8;

                           23.1.6.  the vacating or abandonment of the Premises
by Tenant at any time during the term of this Lease, or the suspension of business by Tenant at the Premises for more than fifteen (15) consecutive days;

                           23.1.7.  the failure of Tenant to vacate the Premises
upon the expiration of the Term, or earlier termination thereof pursuant to other provisions of this Lease.

                  23.2. LANDLORD'S REMEDIES FOR DEFAULT. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, immediately upon such Event of Default or at any time thereafter and while any such Event of Default shall continue, to exercise one or more of the following remedies.

                           23.2.1.  Landlord may terminate this Lease, as well
as all right, title and interest of Tenant hereunder, by giving written notice of Landlord's intention to terminate this Lease on the date of such given notice or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant's liability for damages as hereafter set forth, as if the expiration of the term fixed in such notice were the end of the Term originally set forth in this Lease.

                           23.2.2.  Landlord may re-enter the Premises, with or
without legal process and using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions and, upon such reentry, Landlord may: (i) remove any and all of Tenant's property at the

Premises; (ii) store Tenant's property in a public warehouse or elsewhere at the cost, risk and expense of Tenant without Landlord's being deemed guilty of trespass or liable for any loss or damage which may occur to Tenant's property; and (iii) upon five (5) days written notice to Tenant, which Landlord and Tenant agree is commercially reasonable, to sell at public or private sale any or all said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all Rent due hereunder), with the proceeds of sale to be applied: first, to the cost and expenses of retaking, or removal, storage, preparing for sale and sale of Tenant's property (including reasonable attorneys' fees); and second, to the payment of any sum due hereunder to Landlord (including Basic Rent, Additional Rent, and any other charges and damages theretofore and thereafter accruing); and third, any surplus to Tenant. [SEE RIDER]

                           23.2.3.  Landlord may exercise any other remedy
available to it at law, in equity, by statute or otherwise; and, for such purposes, Landlord shall be entitled to the benefit of all provisions of applicable city or county ordinances and public local laws and of the public general laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer.

                  23.3. LANDLORD'S RIGHT TO RELET PREMISES. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant's liability for damages under the provisions of this Section. Landlord shall have the right to let or relet the Premises for a longer or shorter term than that remaining after Tenant's default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises. Landlord shall be entitled to deduct from any amounts received from any such letting or reletting all reasonable costs and expenses incurred in connection with Tenant's default, including, but not limited to, the cost to repair, restore, renovate or decorate the Premises for a new tenant, together with reasonable attorneys' fees, real estate commissions, the cost of any legal actions brought against Tenant and any other costs reasonably incurred. No entry or re-entry by Landlord, whether resulting from summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder. Tenant's liability hereunder, even if there be no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease or any other termination based upon Tenant's default. The words "enter", "re-enter", and "re-entry" as used in this Section 23 and elsewhere in this Lease are not restricted to their technical legal meanings.

                  23.4. DAMAGES. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of Subsection 23.2, or (ii) if this Lease is otherwise terminated by reason of Tenant's default, or (iii) if Landlord retakes possession with or without process of law, or re-enters with or without a declaration of termination or
(iv) if Landlord following any of the foregoing events, elects to let or relet the Premises as provided in Subsection 23.3, then Tenant shall, nevertheless, in each instance, be and remain obligated to, and shall pay to Landlord as damages, upon demand, all expenses (including attorneys' fees) of any proceedings instituted by Landlord to recover possession of the Premises or otherwise in connection with Tenant's breach of this Lease, and the expenses of releasing the Premises, including but not limited to, any leasing commissions paid in connection therewith, plus, at the election of the Landlord, either:

                           23.4.1.  liquidated damages determined as of the date
of termination of the Lease, in an amount equal to the excess, if any, of the sum of the aggregate Basic Rent and the aggregate Additional Rent which would have been paid over the remaining Term had this Lease not been terminated, discounted to present worth, over the then-current rental value of the Premises, for such remaining Term, as determined by Landlord, discounted to present worth, and in determining such liquidated damages, the Additional Rent for each year of such remaining Term shall be assumed to equal the Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurs, annualized in the event that such preceding Lease Year is less than twelve (12) months, and in determining present worth, a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank in Baltimore shall be used; or

                           23.4.2.  damages (payable in monthly installments, in
advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the Term of this Lease) in amounts equal to the sum of (i) an amount equal to the installment of Basic Rent which would have been payable by Tenant for such calendar month had this Lease not been terminated plus (ii) an amount equal to one-twelfth (1/12) of the total Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurred, annualized to the extent that such preceding Lease Year is less than twelve (12) months, minus the rents, if any, collected by Landlord in respect to such calendar month pursuant either to re-leasing the Premises or portion thereof or from any existing subleases permitted under the terms of this Lease (after deduction from such rents of the sum of Landlord's costs and expenses as set forth in Subsection 23.3). Landlord shall be entitled immediately to bring a separate suit, action or proceeding to collect any amount due from Tenant under this Subsection 23.4 for any calendar month and any such suit, action, or proceeding shall not prejudice in any way the right of Landlord to collect such amount due on account of any subsequent calendar month by similar proceeding. In no event shall Landlord be required to exercise any efforts whatsoever to re-lease the Premises. [SEE RIDER]

                           23.4.3.  Nothing in this Subsection 23.4 shall limit
or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Section, an amount equal to the maximum allowed by any statute or any rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of liquidated damages computed under this Subsection 23.4.

                  23.5. RENT DURING HOLDOVER. If Tenant fails to vacate the Premises at any time after termination of this Lease as provided in Subsection 23.2, then Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term, as if statutory notice had been given. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew the Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as either (i) a "Tenant-at-Will" liable for the payment of double the Basic Rent payable at the end of the Term or (ii) as a "Tenant-Holding-Over" liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant's holding over, including, without limitation, all incidental, prospective and consequential damages and attorney's fees, but in no event shall such amount be less than the amounts of (a) double the Basic Rent payable at the end of the Term and (b) the Additional Rent reserved hereunder applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in full force and effect.

                  23.6. NO IMPLIED WAIVER OF LANDLORD'S RIGHTS. The failure of Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease, or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing Landlord's right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default, and the receipt of any Rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of Landlord's right to enforce the payment of the Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid Landlord's right at any time thereafter to elect to terminate this Lease, on account of such assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord's written waiver thereof. The acceptance of Rent or any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply same against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid.

                  23.7.    WAIVER OF JURY TRIAL.

                           23.7.1.  LANDLORD AND TENANT HEREBY JOINTLY AND
SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES OTHER THAN LANDLORD OR TENANT.

                           23.7.2.  Landlord and Tenant make this waiver
knowingly, willingly and voluntarily. Each party represents that no representations of fact or opinion have been made by any individual to induce this mutual waiver of trial by jury or to in any way modify or nullify its effect. If landlord commences any summary proceeding for nonpayment of Rent or for possession of the Premises Tenant will not interpose and hereby waives any counterclaim of whatever nature or description in any such proceeding. Tenant further waives the right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to such summary proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant. [SEE RIDER]

                           23.7.3.  Landlord and Tenant acknowledge and declare
that the resolution of disputes by trial before a jury in the circuit courts of this state inevitably entails considerable expense, complication and delay, and that the prompt, economical and efficient judicial resolution of any disputes which may arise between them will best be promoted by giving effect to the foregoing waiver. Such waiver was a material inducement to the parties' agreement to enter into the Lease; and, accordingly, the parties irrevocably and unalterably agree as follows: [SEE RIDER]

                                    23.7.3.1. If, in derogation of the foregoing
waiver, either Landlord or Tenant shall pray trial by jury in any action, proceeding or counterclaim brought by either of them on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage, then the party making such prayer shall pay the other party, without demand, the sum of One Thousand Dollars ($1,000.00) per week, or fraction thereof, accounting from the date of such prayer until the actual date of commencement of trial of the matter, whether before a jury or otherwise. The first payment shall be made commencing on the date of prayer for jury trial, and payments shall continue thereafter on the same day of the week for each successive week until commencement of trial. In addition to the foregoing payments, such party shall also pay to the other party all of the latter's costs, fees and expenses, including attorney's fees, incurred in attempting to enforce the foregoing waiver. Such payments shall be paid upon demand. Payments shall be made, if by Tenant, to Landlord's Rental Payment Address, and if by Landlord, to Tenant's Notice Address.

                                    23.7.3.2. The foregoing payments are
expressly and unalterably declared not to be a penalty, but as recompense for the cost, expense and delay which the parties anticipate and agree will be incurred because of an action of either party in derogation of the foregoing waiver. The foregoing payments shall be due and payable without regard to the success or failure of either parties' claims on the merits in the subject litigation.

                                    23.7.3.3. The parties hereto irrevocably and
unalterably agree that the failure of any party to make payments as provided in this Section shall, in all legal proceedings between them, conclusively be deemed to constitute, and be interpreted by the court as constituting, such party's immediate agreement for the complete and irrevocable withdrawal and dismissal of such party's jury trial prayer and, if applicable, to the remand of the proceeding to the forum in which the proceeding was originally filed.

         24. CONSENT TO REQUESTS. If Tenant requests Landlord's consent on any matter as to which Landlord's consent is required to be obtained under this Lease, and Landlord fails or refuses to give such consent, then Tenant shall not be entitled to any damages for Landlord's withholding of its consent, it being intended that the sole and exclusive remedy for a wrongful withholding of consent shall be an expedited arbitration of the dispute in the following manner. The Tenant may initiate the arbitration within ten (10) days after receiving Landlord's notice of denial of consent, by sending Landlord notice of Tenant's demand for arbitration of the matter, referencing this Section. Tenant's notice shall also name Tenant's proposed arbitrator, who shall be an attorney licensed to practice law in the State of Maryland whose practice is primarily real estate sales and leasing transactions. Within five (5) days following receipt of Tenant's nomination Landlord shall send a responsive notice accepting Tenant's nominee, or rejecting such nominee and proposing an alternate arbitrator for Tenant's approval. If Landlord fails to respond within such time then Tenant's nominee shall be deemed approved. If any alternate nominee proposed by Landlord is in turn rejected by Tenant, so that the parties cannot agree upon an arbitrator within five (5) business days after Landlord's response, then the arbitrator shall be appointed, at the request of either party, by the chief judge of the third judicial circuit of Maryland. A prerequisite for such appointment shall be the arbitrator's commitment to consider the matter and render a determination within thirty (30) days of the date of the selection of the arbitrator. The jurisdiction of the arbitrator in any such proceeding shall be limited to rendering a determination as to whether the withholding was reasonable or unreasonable, and such determination shall be final and binding upon the parties. Each party shall submit its position to the arbitrator, and the losing party shall pay all of the costs of the arbitration and the reasonable attorneys' fees and costs incurred by the prevailing party in connection with the arbitration. Except as otherwise provided herein, the procedures for the arbitration shall be in accordance with the rules of the American Arbitration Association.

         25. QUIET POSSESSION. Tenant, if and so long as it pays all Rent due hereunder, performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, and complies with the restrictions and easements of record, shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject nevertheless, to the provisions of this Lease and to any Superior Lessor and any Superior Mortgage. This covenant shall be construed as a covenant running with the land, and is not, nor shall it be construed as a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

         26. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be conclusively presumed to have been received one day after depositing into the United States mail, if delivery is by postage paid registered or certified mail, or by telecopier, or by FEDEX or other nationally recognized overnight courier service. Any notice in any other manner shall be deemed given when actually received. Any notice given by telecopier shall be promptly sent by first class mail, postage prepaid, as well. All notices to be sent to the Tenant shall be sent care of the Tenant's Notice Address. Notices to Landlord shall be delivered or addressed to Landlord's Notice Address, with a copy to any other persons designated by Landlord. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be delivered or sent.

         27. TENANT'S CERTIFICATE. Tenant agrees at any time, and from time to time, within ten (10) days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying or stating: (i) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (ii) that the Premises have been completed by Landlord in accordance with Section 4 hereof (or if not so completed, stating the respects in which not completed);
(iii) that Tenant has accepted possession of the Premises, the date upon which the Term has commenced and the date of the expiration of the Term of this Lease;
(iv) the dates to which Rent and other charges have been paid in advance, if any; (v) whether or not, to the best knowledge of the signer of such certificate, Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (vi) as to any other matters as may be reasonably so requested; and (vii) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord's interest in this Lease, in the Center, or any portion or part thereof.

         28. THE LANDLORD. As used herein, the term "Landlord" means the Landlord named hereinabove as well as its successors and assigns, and any other subsequent owner of the leasehold estate or reversion in the Center, as well as the heirs, personal representatives, successors and assigns of any such subsequent owner, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had if he had originally signed this Lease as Landlord, but any such person, whether or not named herein, shall have no liability hereunder after he shall cease to hold the title to or a leasehold interest in the said real estate, except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to this Lease, the Premises and the Center. After Tenant has accepted and taken occupancy of the Premises, Tenant shall look only to Landlord's estate and property in the Center (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

         29. THE TENANT. As used herein, the term "Tenant" means the Tenant named in this Lease as well as its heirs, personal representatives, successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or removed, unless the assignment to such assignee shall have been consented to in writing by the Landlord, as aforesaid. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such Assignee shall upon demand execute and deliver unto Landlord an instrument confirming such assumption.

         30. RECORDING. Neither this Lease, nor any memorandum, affidavit, or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision, shall (i) be deemed an Event of Default and, (ii) at Landlord's election, make this Lease null and void.

         31. APPLICABLE LAW. This Agreement shall be given effect, and shall be construed by application of the law of Maryland.

         32. SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected hereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         33. ACCEPTABILITY OF THE PREMISES FOR PERMITTED USE. By its entry into this Lease, Tenant represents and acknowledges to Landlord that Tenant has satisfied itself as to the use which it is permitted to make of the Premises and has inspected the Premises, and the streets, sidewalks, curbs, utilities and access ways contiguous to or adjoining the same, that the same are in all ways acceptable to Tenant for use by Tenant for the Permitted Use pursuant to this Lease, in the condition or state in which they are now found and that Landlord has made no express or implied warranty, representation or covenant to or with Tenant with respect to the same, other than as may be set forth expressly herein. All the terms, covenants, and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and the Building in which they are located, and Tenant agrees to be bound by such restrictions. Landlord further does not warrant that any license or licenses, permit or permits, which may be required for the business to be conducted by Tenant on the Premises will be granted, or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release the Tenant from its obligations under this Lease Agreement.

         34. RELOCATION. Landlord reserves the right at its option and at Landlord's sole cost and expense (including all moving expenses of Tenant) to relocate the Premises hereby leased to another area within the Center, provided such new location shall be comparable to the Premises hereby leased and provided Landlord gives Tenant thirty (30) days' prior written notice of such relocation. [SEE RIDER]

         35. BROKERAGE. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than the Named Broker, whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and such broker or brokers. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions or charges claimed by any broker other than those stated above or any other agent with respect to this Lease or the negotiation thereof.

         36. ENTIRE AGREEMENT. The Lease, including these General Terms and Conditions to Agreement of Lease, and the Exhibits and Schedules attached hereto set forth all the promises, agreements, conditions and understandings between Landlord and Tenant with respect to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed and delivered by each of them.

         37. HEADINGS. The headings of the sections and subsections hereof are provided herein for convenience of reference only, and shall not be considered in construing the contents of such sections or subsections.

         38. FORCE MAJEURE. The obligations of the parties hereunder shall be in no wise affected, impaired or excused, nor shall either party have any liability whatsoever to the other, except as to Tenant's obligation to pay Rent, because: (i) either party is unable to fulfill, or is delayed in fulfilling any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond their reasonable control; or (ii) of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

         39. JOINT AND SEVERAL LIABILITIES. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

         40. EFFECT OF DELIVERY. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery does not constitute an irrevocable offer to Tenant or an option to lease. Because the Premises are on the open market and are presently being shown, this Lease should be treated as a revocable offer, with the Premises being subject to prior lease, and such offer is subject to withdrawal or non-acceptance by Landlord or to other use of the Premises at any time and without notice. This Lease shall not be valid or binding unless and until signed by Tenant, delivered to Landlord, and accepted and signed by Landlord.

         41.      TIME. Time is of the essence of this Lease.

                                FRANKLIN RIDGE I

                    RIDER ATTACHED TO AND MADE A PART OF THE
                       FRANKLIN RIDGE I AGREEMENT OF LEASE
                             DATED JUNE 28th, 2000
                                 BY AND BETWEEN
                      NOTTINHAM VILLAGE, INC., AS LANDLORD,
                                       AND
          ALEGIS GROUP L.P. AND SHERMAN FINANCIAL GROUP, LLC, AS TENANT

         This Rider to Lease is, or is intended to be, executed contemporaneously with the above-referenced Lease, to be attached thereto and to form an integral part thereof. The Landlord and the Tenant agree that the terms of the Lease shall be and are hereby amended, deleted or amended and restated as follows. In case of any conflict between the terms and conditions of the Lease and this Rider, the terms of this Rider shall control.

         1. TERM. Section 3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

                  The Term of this Lease shall commence upon the date, following substantial completion of the Leasehold Improvements, on which Landlord tenders to Tenant the keys to the Premises or other indicia of possession with respect thereto, indicating that Tenant may enter into possession of the Premises for the Term, or otherwise tenders delivery of the Premises to Tenant, in writing, and terminating (unless sooner terminated pursuant to the provisions of this Lease) on the last day of the last calendar month of the Term. Landlord shall endeavor to provide Tenant with at least thirty (30) days' prior notice of the projected date of substantial completion and the proposed Commencement Date of the Term. The Commencement Date shall be conclusively confirmed by Landlord to Tenant in writing; and, at the request of either of them, the parties shall also enter into a supplementary agreement or certificate, acknowledging that Tenant has accepted possession and setting forth the Commencement Date and the date of termination of the Term. "Substantial completion" means that the Leasehold Improvements to be performed by Landlord as required by Subsection 4.1 have been substantially completed, except for so-called punch list items, and that they are ready for Tenant to commence the installation of its trade fixtures, equipment and inventory, and so certified to by the Landlord or its representative. Beginning with the execution of this Lease, but prior to the Commencement Date, Tenant shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Rent and the conduct of business.

         2. COMPLETION OF LEASEHOLD IMPROVEMENTS. Section 4.1 of the Lease is amended to provide that Landlord shall afford Tenant an allowance in an amount not to exceed $1,680.00 toward the cost to complete the Final Plans and Specifications.

         3. ADJUSTMENT TO BASIC RENT. Section 4.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         a. Landlord's contractor, Nottingham Construction Company, has estimated that the total cost to complete the Leasehold Improvements, based upon Preliminary Plans and Specifications dated February 3, 2000, and the Landlord's contractor's bid estimate based thereon, is $393,120.00. The parties acknowledge and agree that the Basic Rent set forth in Lease Section 1.1 incorporates Landlord's allowance in the amount of $386,400.00 toward the cost of completion of the Leasehold Improvements (the "Allowance"). Subject to the provisions of Subsection
         (c) below Tenant agrees to pay the difference between such cost and the Allowance in one or more installments on or before the Commencement Date. To the extent that all of the Allowance is not expended in the completion of Leasehold Improvements in accordance with the Final Plans and Specifications any unexpended portion will be applied to Tenant's Basic Rent obligation as the same comes due and payable under the Lease.

         b. Further, the parties acknowledge that the Allowance may be exceeded either by (i) the actual cost calculated by Landlord with reference to the Final Plans and Specifications, or else (ii) due to changes to the Final Plans and Specifications which Tenant may request to made during construction of the Leasehold Improvements. If the actual cost of constructing the Leasehold Improvements exceeds the Allowance in either of such cases, then Landlord shall have the right and option to require Tenant to elect (i) to pay any increase in the actual cost to complete the Leasehold Improvements in excess of the Allowance, in one or more installments on or before the Commencement Date, in installments (50% of the estimated cost increase amount upon Tenant's approval of the cost estimate, 40% of the estimated cost increase in installments during the progress of work, at such time and in such amounts as may be specified, the balance on or before the Commencement Date) or (ii) subject to Landlord's sole right of approval (including Landlord's evaluation of Tenant's creditworthiness) to have Landlord adjust the Basic Rent to reflect Landlord's recalculation of the cost to complete the Leasehold Improvements based upon the Final Plans and Specifications and/or due to such changes, in which case such additional cost, up to an additional amount of $33,600.00, shall be amortized over the Term of the Lease in eighty-four (84) consecutive and equal monthly installments inclusive of interest at the rate of twelve percent (12%) per annum, with any sums in excess of such amount being paid in installments as provided in alternative (i) above. (either (i) or (ii) above being hereinafter referred to as a "Proposed Adjustment").

         c. Landlord shall notify Tenant of any Proposed Adjustment when Landlord notifies Tenant of Landlord's approval of the Final Plans and Specifications or when Tenant requests changes to the Final Plans and Specifications during the course of Leasehold Improvement construction. In either case Tenant shall have five (5) days (not counting any intervening Saturday, Sunday or holiday) following the date of receipt of Landlord's notice of a Proposed Adjustment within which to accept or reject the same, and Tenant shall be deemed to have accepted and approved the Proposed Adjustment, if any, unless Tenant shall have notified Landlord to the contrary, in writing, in accordance with
         Section 26 of this Lease, within such five (5) day period.

         d. If Tenant rejects Landlord's Proposed Adjustment made during preparation of the Final Plans and Specifications then Tenant shall be required to (i) revise its proposed Final Plans and Specifications in order to permit the Leasehold Improvements to be constructed for a sum not to exceed the Allowance or (ii) deliver a notification to Landlord of Tenant's rejection of the Proposed Adjustment, which shall be deemed to be Tenant's election to terminate this Lease. If Tenant fails or refuses to make such revisions and to resubmit conforming Final Plans and Specification within ten (10) days following the date of Tenant's original notice rejecting Landlord's Proposed Adjustment, then Landlord may either (i) make the appropriate revisions to the proposed Final Plans and Specifications so as to conform the same to the Preliminary Plans and Specifications and so that the Leasehold Improvements may be constructed for a cost not to exceed the Allowance (in which case Landlord's costs in making such plans revisions shall be charged to Tenant as Additional Rent) or else, and at Landlord's sole option and discretion, (ii) declare this Agreement null and void and of no further force and effect.

         e. If Tenant rejects Landlord's Proposed Adjustment made in response to Tenant's request during construction for changes to the Final Plans and Specifications then Landlord shall not be obligated to accept such proposed change or to perform any construction in accordance with any such proposed change.

         f. If, however, Tenant accepts a Proposed Adjustment (either by failure of response or else by express notice of acceptance given within the required five (5) day period as above set forth) then Tenant agrees to execute and acknowledge such instruments confirming such acceptance as Landlord may from time to time require, in which case Landlord shall construct or cause to be constructed all of the Leasehold Improvements required by the Final Plans and Specifications, including all agreed-upon changes thereto.

         g. All such construction is to be performed by Landlord's contractor, Nottingham Construction

         Company, pursuant to a contract generally providing for the completion of the Leasehold Improvements for a price equal to such contractor's cost of Leasehold Improvements (subcontractors' prices plus fees, design costs and permits) plus a fixed percentage of the same. All work to be performed by subcontractors of Landlord's contractor under this Section shall be competitively bid. Tenant shall have the right to submit subcontractors for consideration, to supervise the subcontractor selection process and to approve the selection of each subcontractor and the final subcontract bid; provided, however, that Landlord shall have the right to disapprove any subcontractor so selected if in Landlord's reasonable judgment the competence or creditworthiness of such subcontractor is unsatisfactory.

         h. Landlord shall obtain all permits required in connection with such work, and the cost of all fees in connection with the issuance of such permits shall be included within the Allowance or otherwise reimbursed by Tenant. Landlord shall make application for all required permits not later than five (5) business days following receipt of Final Plans and Specifications and agreement as to all Proposed Adjustments.

         i. Upon taking possession and occupying the Premises, Tenant shall thereby be deemed to have accepted the same, with the exception of those items contained in an agreed-upon punch-list and to have acknowledged that the Premises are in the condition called for hereunder and under the Final Plans and Specifications. Under no circumstances shall Landlord be liable to Tenant for damages for any delay in commencing or completing construction of the Premises or for a total failure to complete or deliver the same. Landlord shall have a reasonable time to correct all punchlist items.

         4. DELAY IN DELIVERY OF PREMISES. Section 4.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         If the Premises are not ready for Tenant's occupancy within six (6) months following the date of this Lease, this Lease shall terminate, Landlord shall return any Deposit previously delivered by Tenant, and all rights and obligations of the parties shall terminate, and Landlord shall not be subject to any liability therefor except to the extent set forth herein. Termination under this Section shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity except that Landlord shall return to Tenant promptly after any termination any Deposit previously tendered to Landlord.

         Landlord will use commercially reasonable efforts (exclusive of the commencement of litigation) to complete the Leasehold Improvements so that the Premises shall be ready for occupancy and the Commencement Date achieved within ninety (90) days after the satisfaction of the last to occur of the following conditions: (i) Tenant shall have fully signed and delivered this Lease to Landlord for acceptance and signature; (ii) Final Plans and Specifications shall have been prepared and approved (iii) any and all Proposed Adjustments to the cost of completion of Leasehold improvements shall have been agreed upon and
         (iv) all construction permits with respect to the Premises shall have been issued by applicable governmental authorities. The nintieth day following the satisfaction of the last of such conditions is hereinafter referred to as the "Commencement Date Milestone".

         If the Commencement Date shall not have been achieved within such ninety (90) day period then Tenant shall accept the Premises at the earliest practicable date thereafter on which Landlord is able to deliver the same, in which case, upon commencement of the Term and Tenant's Basic Rent obligation, Tenant shall receive a credit against Tenant's Basic Rent obligation in an amount equal to the per diem Basic Rent rate (i.e., $690.00) multiplied by the number of days which shall have elapsed accounting from the Commencement Date Milestone, as extended, until the actual Commencement Date. Such credit shall be applied to Tenant's monthly installment obligation for Basic Rent beginning as of the Commencement Date.

         5. LATE CHARGE FOR FAILURE TO PAY RENT AND ADDITIONAL RENT; LEGAL EXPENSES; MANAGEMENT FEES.

Section 5.4 and the other sections of the General Terms and Conditions to Lease are amended, where and as necessary, to provide that all references to "attorneys fees" shall be deemed to mean and refer to "reasonable attorney's fees and costs actually incurred"; and "management fees" shall be deemed to mean and refer to "reasonable and customary management fees".

         6. HAZARDOUS SUBSTANCES. Section 7.2.1 of the Lease is deleted in its entirety and the following provision is substituted:

                           Landlord and Tenant agree as follows with respect to the existence of use of "Hazardous Material" (as defined in paragraph
         (e)) on the Premises:

                           (a)      Landlord hereby makes the following
         warranties to Tenant, each of which is made only to the best of Landlord's knowledge as of the date of this Lease: (i) Landlord has not placed or allowed to be placed on the Premises any Hazardous Materials or otherwise violated any Environmental Laws with respect to the Premises which violation remains unremedied; (ii) Landlord has received no notice of, nor does Landlord have any knowledge of placement of Hazardous Materials on the Premises by third parties; (iii) Landlord has made no environmental assessments, audits, tests or sampling to ascertain if the Premises was previously contaminated by Hazardous Materials or the existence of violation of Environmental Laws, nor does it have any knowledge of the existence of any such assessments, audits, tests or samplings; (iv) Landlord has neither filed or been required to file any reports respecting Hazardous Materials with any Appropriate Authority; (v) Landlord has received no notice from any Appropriate Authority respecting Hazardous Materials on the Premises.

                           (b) The provisions of this Paragraph (b) shall only apply if (i) it is determined at any time by a court of competent jurisdiction that the representations of Landlord contained in Paragraph (a) are not correct and that Landlord had actual knowledge of such incorrectness as of the date of this Lease; or (ii) Landlord, its agents, employees or contractors (but not tenants of Landlord or their agents, employees or contractors) violate any Environmental Laws with respect to the Premises. If this Paragraph (b) applies because of an occurrence described in the immediately preceding sentence, then the following shall apply:

                                    (1)      Landlord shall be responsible for
         all costs incurred in complying with all Environmental Laws which relate to the occurrence in question; and,

                                    (2)      Landlord shall indemnify, defend
         and hold Tenant harmless from and against any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term from or in connection with the Hazardous Materials and the occurrence in question except for Tenant's lost profits or damages or loss to Tenant's business.

                           (c) Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all Environmental Laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If it is determined by a court of competent jurisdiction that Tenant has breached the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Building or the Center generally or if contamination of the Premises, the Building or the Center by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and the Center generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Center generally, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Center generally. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or the Center generally, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Center generally.

                           (d) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease otherwise permitted pursuant to Section 8 of the Lease if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

                           (e) As used herein, the following terms have the meanings ascribed:

                                    (i)      "Appropriate Authorities" means all
         federal, state or County Governments, or the departments, commissions, boards and officers thereof having jurisdiction over the administration and enforcement of Environmental Laws, and such public or other officials as are required to approve particular permits, licenses, consents, waivers or other approvals needed in connection with the use, storage or disposal of Hazardous Materials.

                                    (ii)     "Environmental Laws" means the
         Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, Md. Nat. Res. Code Ann., Title 8, and Md. Env. Code Ann., Title 7, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder.

                                    (iii)    Hazardous Materials" means and
         includes asbestos;"oil, petroleum products and their by-products"; "hazardous substances"; "hazardous wastes" or "toxic substances", as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic in the United States Department of Transportation Table, or by the Environmental Protection Agency or any successor agency under any Environmental Laws.

         7. ANNUAL DISCLOSURE. Section 7.2.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         At any time during the Term, upon request by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used, or disposed of on the Premises, or which Tenant intends to store, use, or dispose of on the Premises.

         8. RIGHT OF INSPECTION. Section 7.2.4 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Landlord and Landlord's Agents shall have the right, but not the obligation, to make regular annual inspections, investigations, sampling or monitoring of the Premises and Tenant's operations therein to determine whether Tenant is complying with the terms of this Section.

         9. TRANSFER. Section 8.1 of the Lease is deleted in its entirety and the following provision is substituted:

                  Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law, including any levy or sale in execution of a judgment or any assignment or sale in bankruptcy, or insolvency, or the appointment of a receiver or trustee by any state or federal court, without the prior written consent of Landlord in each instance first obtained, which consent shall not be unreasonably withheld, as provided below. Each of the events referred to in the foregoing clauses (i), (ii) and (iii) are hereinafter referred to as a "Transfer"; and any transferee, assignee, mortgagee, sublessee or occupant with respect thereto is hereinafter referred to as a "Transferee". Any consent given to any one Transfer shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported Transferee. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder.

                  CONDITIONS. Notwithstanding (and without limiting) any other provisions of this Section, subsequent to the Commencement Date Landlord agrees not to unreasonably withhold its consent to an assignment of this Lease or a subletting of the entire Premises by Tenant named herein, provided that:

         (a) INFORMATION ON ASSIGNEE OR SUBTENANT. If Tenant desires to Transfer this Lease in whole or in part, Tenant shall submit to Landlord (i) in writing, the name and address of the proposed Transferee, a reasonably detailed statement of the proposed Transferee's business, and reasonably detailed information as to the character, reputation and business experience of the proposed assignee or subtenant, as well as reasonably detailed financial references and information concerning the financial condition of the proposed Transferee (including, at Tenant's expense, a current Dun & Bradstreet report and a financial statement certified as being true and correct by the chief financial executive of the proposed assignee or subtenant); (ii) a fully executed copy of the proposed Transfer document, the effective date of which shall be at least thirty (30) days after the date on which Tenant shall have furnished Landlord with all of the information required pursuant to (i) above and which shall be conditioned on Landlord's consent thereto; and (iii) an agreement in form and substance satisfactory to Landlord by Tenant to indemnify Landlord against liability resulting from any claim made against Landlord by the proposed Transferee or by any broker claiming a commission in connection with the proposed Transfer.

         (b) TENANT NOT IN BREACH OR DEFAULT. No Event of Default on Tenant's part can exist at the time of the consent request and at the effective assignment or subletting date;

         (c) TERMS OF LEASE GOVERN. Any assignment or subletting will be upon and subject to all terms and conditions of this Lease, including those regarding the Permitted Use of the Premises;

         (d) ASSUMPTION; ATTORNMENT. Any assignment must specifically state (and, if it does not, it will be deemed to specifically state) that the assignee assumes and agrees to be bound by all terms and conditions of this Lease, and any sublease must specifically state (and, if it does not, it will be deemed to specifically state) that at Landlord's election the subtenant will attorn to Landlord and recognize Landlord as Tenant's successor under the sublease for the balance of the sublease term if this Lease is surrendered by Tenant or terminated by reason of Tenant's default;

         (e) PROCESSING FEE. Upon request and as additional rent Tenant will pay to Landlord a transfer review fee of $200.00, as provided elsewhere in this Section;

         (f) ADDITIONAL SECURITY. Upon request the assignee (in the case of a proposed assignment) or Tenant (in the case of a proposed subletting) will increase the original security deposit hereunder to such amount as is commercially reasonable (or if no security was initially deposited hereunder, will post with Landlord such security as Landlord may require); and

         (g) APPROVAL BY MORTGAGEE. The assignment or subletting must first be approved in writing by any mortgagee of Landlord having the right of approval thereof.

                  DENIAL OF CONSENT NOT UNREASONABLE. Without limiting Landlord's rights, it is agreed that Landlord will not be deemed to be unreasonable if it does not approve any assignee or subtenant which will:

         (a) perform governmental or quasi-governmental functions or dispense medical, relief or social welfare services; or

         (b) Operate an employment service, a messenger or an answering service, or any business that in Landlord's opinion is unsuitable for the then tenant mix and character of the Center; or

         (c) Result in the subletting, or subletting and assignment, of the Premises for occupancy by more than two (2) sublessees or assignees.

         10. CORPORATE TRANSFER. Section 8.2 of the Lease is deleted in its entirety and the following provision is substituted:

                  Tenant may assign this Lease, at any time during the Term of this Lease, to any parent, subsidiary or affiliate corporation of Tenant or to the surviving corporation in connection with a merger, consolidation or acquisition between Tenant and any of its subsidiaries or any other corporation, or in connection with the sale of all or substantially all of the property and assets of the Tenant, upon prior notice to Landlord but without Landlord's prior written consent, provided, in the case of any assignment, (i) the net worth of the assignee corporation shall be reasonably satisfactory to Landlord; (ii) such assignee continues to operate the business conducted in the Premises for the Permitted Use and in the same manner as Tenant and pursuant to all of the provisions of this Lease; (iii) such assignee corporation shall assume in writing in a form reasonably satisfactory to Landlord all of Tenant's obligations hereunder; (iv) Landlord shall be furnished with a copy of such assignment within ten (10) days prior to the effective date of the proposed assignment or other transfer thereof; and (v) Tenant to which the Premises were initially leased shall continue to remain liable on this Lease for the performance of all terms including, but not limited to, payment of all rentals and other sums due under this Lease (unless the Tenant to which the Premises were initially leased does not survive such merger, consolidation or acquisition).

         11. REQUEST FOR TRANSFER. Section 8.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

                  Tenant's notice and request for Landlord's consent to Transfer shall also be deemed to constitute Tenant's offer to reconvey to Landlord, as of the proposed effective date of the Transfer, that portion of the Premises which is the subject of the proposed Transfer, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in the sole and unfettered exercise of its discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord.

         12. TRANSFER INSTRUMENT. Sections 8.7 of the Lease is deleted as redundant based upon the revisions to Lease above set forth.

         13. SURRENDER. Section 9.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Unless sooner terminated pursuant to the provisions hereof, this Lease shall expire absolutely upon the expiration of the Term without the necessity of any notice or other action from or by either party hereto. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises were upon the commencement of this Lease, except (i) ordinary wear and tear, (ii) to the extent that the Premises is not required to be repaired or maintained by Tenant and (iii) damage by fire or other Casualty. Tenant further agrees that during the six (6) month period preceding the expiration date of the Term, Landlord may place upon the Premises a FOR RENT sign.

         14. REMOVAL OF PERSONAL PROPERTY. Section 9.4 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         At the expiration or earlier termination of the Term of this Lease, Tenant shall immediately remove all personal property which it owns and is permitted to remove from the Premises under the provisions of this Lease and, if Tenant fails to do so, and such failure continues more than ten (10) days following written notice from Landlord, then Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage) in which case Tenant hereby agrees to pay all reasonable costs and expenses incurred thereby, including sums paid to store the property elsewhere, together with the costs of any repairs to the Premises caused by the removal of the property; (ii) upon ten (10) days written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder) with the proceeds to be applied as set forth in Subsection 24.2.2, or
         (iii) at Landlord's option, title shall pass to Landlord.

         15. TRADE FIXTURES. Section 9.5 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         All trade fixtures installed by Tenant in the Premises, other than Alterations, shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term of this Lease or other termination thereof. Tenant further agrees to restore the Premises to their original condition, fair wear and tear excepted, upon removal of such fixtures.

         16. REPAIRS TO BE MADE BY LANDLORD. Section 10.1.1. of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Except as otherwise provided in this Section, Landlord shall maintain
         (i) the structural soundness and watertight integrity of the roof of the Building and roof membrane; (ii) the structural soundness and appearance of the exterior walls of the Building (excluding all doors and locks, door frames, storefronts, windows and glass within the Premises); and (iii) the structural columns and floors (excluding floor coverings such as carpet and floor tile) of the Premises and the Building, provided Tenant gives Landlord written notice specifying the need for and nature of such repairs; and further provided, however, that if Landlord is required to make any repairs to such portions of the Premises or Building by reason, in whole or in part, of the negligent act or failure to act by Tenant or Tenant's contractors or subcontractors or its or their agents or employees, or by reason of any unusual use of the Premises by Tenant (whether or not such use is contemplated within the definition of the Permitted Use) then Landlord may collect the cost of such repairs, as Additional Rent, upon demand.

         17. REPAIRS TO BE MADE BY TENANT. Section 10.2 of the Lease is amended to provide that Landlord shall warrant the HVAC, mechanical, plumbing and electrical systems servicing the Premises to be in good order and repair for a period of ninety (90) days following the Commencement Date. Thereafter, and notwithstanding the provisions of such Section, but provided that Tenant has maintained such maintenance repair and service contract for the HVAC system as therein set forth, if the HVAC system serving the Premises requires replacement during the remainder of the Term, then Tenant shall only be responsible for the payment of a portion of such replacement cost. The Tenant's portion shall equal a fraction of the total replacement cost, the numerator of which shall be the number of years (including fractional parts of years) remaining in the Term, and the denominator of which shall equal ten (10). Landlord shall pay the remainder of such costs. Tenant's share shall be paid to Landlord in consecutive and equal monthly installments over the remainder of the Term.

         18. ALTERATIONS BY TENANT. Section 10.4.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Tenant will not make: (i) any alteration, modification, substitution or other change of any nature to the structural, mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Premises; nor (ii) any renovations, improvements or other installations in, on or to any part of the Premises (including, without limitation, any alterations of the exterior of the Premises, signs, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises); nor (iii) any installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings (all collectively referred to herein as "Alterations"), unless and until Tenant shall have caused complete plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person, shall have submitted same to Landlord and shall have obtained Landlord's written approval thereof, which consent shall not be unreasonably withheld, conditioned or delayed. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Building or the Center. All such work shall comply with all applicable codes, rules, regulations and ordinances and shall be performed by contractors who are approved by Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) and who carry the insurance coverage required in Section 15. Landlord may elect that any Alterations be performed by Landlord or by contractors engaged by and under the direction of Landlord, in which case such Alterations shall nevertheless be made at Tenant's sole cost, payable by Tenant as Additional Rent (provided that, in such case, Landlord's contractor's bid shall not exceed the bid of the lowest qualified bidder suggested by Tenant); and such cost shall include a construction management fee of fifteen percent (15%) of the total cost of the work. Alterations shall only be made after Tenant has obtained any necessary permits from governmental authorities for the Alterations.

         19. ROOF AND WALLS; EXCAVATIONS. Section 10.6 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structures over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not unreasonably deny or adversely affect Tenant's use thereof. Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach upon the interior of the Premises. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford Landlord at license to enter the Premises for the purpose of doing such work, and to permit Landlord to make such reasonable installations as Landlord deems necessary to preserve the wall or the Landlord's Building of which the Premises form a part from injury or damage and to support the same by proper foundations. Such entry shall be made without claim for damages or diminution of Rent.

         20. USE OF COMMON AREAS; SMOKING AREA. Section 11.1 of the General Terms and Conditions to Lease is amended by adding thereto the following provision:

         Smoking or carrying lighted tobacco products is absolutely forbidden within the Premises. Landlord shall designate a smoking area on the Lot or on Landlord's real property lying adjacent to the Lot. Tenant shall be unconditionally liable to insure that Tenant's employees and invitees use Landlord's designated smoking area for its intended purpose, and that such employees and invitees not congregate or loiter in other public areas of the Lot or adjacent property of Landlord or other landowners. Landlord may from time to time relocate the designated smoking area on the Lot or on Landlord's real property lying adjacent to the Lot and in such case shall so notify Tenant.

         21. TENANT TO PAY PROPORTIONATE SHARE OF COMMON AREA MAINTENANCE EXPENSES. Section 11.3 of the Lease is amended to provide that, commencing with the Operating Year next following the Commencement Date and thereafter, for each successive Operating Year during the Term, for purposes of calculating Tenant's Proportionate Share of Common Area Maintenance Expenses, total Common Area Expenses shall be deemed not to exceed the lesser of (A) the amount of all Common Area Maintenance Expenses actually incurred by Landlord for such Operating Year or (B) the sum of (i) Landlord's "Uncontrollable Costs" for such Operating Year plus (ii) Landlord's "Controllable Costs" for the Operating Year in effect as of the Commencement Date of the Term, increased by ten percent (10%), cumulatively, for each successive Operating Year which has expired accounting from the Commencement Date of the Lease. For purposes of this Section "Uncontrollable Costs" means Landlord's Common Area Maintenance Expense component costs for snow and ice removal, utilities, insurance costs and security services (if any) for the Operating Year in question; and "Controllable Costs" means all of Landlord's Common Area Maintenance Expenses for the Operating Year in question minus Uncontrollable Costs.

         22. TENANT TO PAY PROPORTIONATE SHARE OF COMMON AREA MAINTENANCE EXPENSES. Section 11.3.2 and 11.3.3 of the General Terms and Conditions to Lease are deleted in their entirety and the following provisions are substituted:

                           11.3.2. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances) after the end of each Operating Year Landlord shall deliver to Tenant a statement of Common Area Maintenance Expenses (the "Expense Statement") for such Operating Year and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant's Proportionate Share of Common Area Maintenance Expenses paid by Tenant to Landlord during such Operating Year. Landlord's failure to provide an Expense Statement within the time prescribed above shall not relieve Tenant of its obligations under this Section.

                           11.3.3. Following receipt of an Expense Statement Tenant shall have the right to conduct a reasonable review of Landlord's records relating to Common Area Maintenance Expenses for the Operating Year just ended, and to which the Expense Statement relates, provided that Tenant strictly complies with the provisions of this Subsection. No review shall be permitted at any time in which a Default exists under this Lease (including a Default arising by virtue of Tenant's failure to pay any sum deemed Additional Rent, regardless of dispute as to the propriety Landlord's claim for payment). If a Default occurs at any time during the pendency of a review of records then the review right shall immediately cease, and the matters set forth in the Expense Statement under review shall be conclusively deemed correct. No subtenant shall have the right to conduct any such review; and no assignee of Tenant shall have the right to conduct any review with respect to a period antedating the assignment. Tenant shall exercise its right upon not less than thirty (30) days' prior written notice, given at any time within sixty (60) days following Tenant's receipt of an Expense Statement (time being of the essence). Any such review shall be conducted by Tenant or by an independent certified public accountant of Tenant's choosing that is not being compensated by Tenant on a contingency fee basis. If Tenant employs such a third party reviewer then as a condition precedent to such review Tenant shall deliver to Landlord a copy of Tenant's written agreement with such accountant which shall include provisions which state that (i) Landlord is an intended third-party beneficiary of the agreement, and (ii) the accountant will not in any manner solicit or agree to represent any other tenant of the Center with respect to a review of Landlord's accounting records at the Center. Any such review shall be conducted at Landlord's office at the Center or at Landlord's principal offices, or at such other location as Landlord may reasonably designate. Landlord will provide Tenant with reasonable accommodation for the review and reasonable use of available office equipment, but may make a reasonable charge for Tenant's telephone calls and photocopies. Tenant shall deliver to Landlord a copy of the results of any such review within fifteen (15) days following its completion or receipt by Tenant and will maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity. A dispute over the Expense Statement or any error by Landlord in interpreting or applying the provisions of this Lease respecting Common Area Maintenance Expenses or in calculating the amounts in the Expense Statement shall not be a breach of this Lease by Landlord, and even if any legal proceeding over the Expense Statement is resolved against Landlord this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages. Pending the determination of any such dispute Tenant shall pay amounts billed with respect to such Expense Statement as Additional Rent, without prejudice to Tenant's position, and subject to rebate of any amounts subsequently found to have been charged to Tenant in error. If the dispute shall be determined in Tenant's favor then Landlord shall promptly pay to Tenant the amount of Tenant's overpayment of Rent resulting from compliance with the Expense Statement together with interest from the time of such overpayment at the Default Rate, together with all of Tenant's attorney fees, costs and expenses incurred in contesting the Expense Statement.

         23. "COMMON AREA MAINTENANCE EXPENSES" DEFINED. Section 11.4 of the General Terms and Conditions to Lease is amended to provide that "administrative costs or management fees relating to operating and maintaining the Common Areas" as a component of Common Area Maintenance Expenses, shall not exceed 5% of gross revenues from operations of the Center in any Operating Year.

         24. INDEMNITY BY TENANT. Sections 14.1.3 and 14.1.5 of the General Terms and Conditions to Lease are deleted in their entirety and the following provision is substituted in lieu of Section 14.1.3:

         14.1.3 in connection with damage to property or the environment and arising, directly or indirectly, wholly or in part, from any conduct, activity, act, omission, or operation of Tenant involving the use, handling, generation, treatment, storage, disposal, other management or release of any Hazardous Material in, from or to the Premises, whether or not Tenant may have acted negligently with respect to such Hazardous Material or

         25. LIMITATION ON LANDLORD'S LIABILITY FOR LOSS, DAMAGE AND INJURY. Section 14.4 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Areas at Tenant's own risk. All property of Tenant, its employees, agents or invitees, or of any other person located in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such employee, agent, invitee or other person. Tenant hereby expressly agrees that Landlord and its agents, servants and employees shall not be liable or responsible for, and Tenant does hereby save them harmless from, any damage or injury to the person or property of Tenant, or its agents, servants, employees, licensees, invitees or contractors, directly or indirectly caused by
         (i) dampness or water in any part of the Premises or the Building; (ii) bursting, leaking or overflowing of water, sewer, steam, gas or sprinkler pipes and heating or plumbing fixtures; (iii) air-conditioning or heating failures; (iv) interference with light, air or other incorporeal hereditaments;

         (v) operations in the construction of any public or quasi-public work;
         (vi) theft or other crime, whether violent or non-violent in nature;
         (vii) fire, accident, natural disorder or other casualty; (viii) latent or apparent defect or change of condition in the Premises and/or the Building; (ix) the acts or omissions of other persons in the Building; and (x) any other source, circumstance or cause whatsoever. The foregoing waiver and release is intended by Landlord and Tenant to be absolute and unconditional, and without exception, and to supersede any specific repair obligation imposed by Landlord hereunder; provided that such waiver and release shall not apply to the omission, fault, negligence, or other misconduct of Landlord except to the extent such omission, fault, negligence or other misconduct is waived by Tenant after the occurrence or is waived pursuant to Tenant's policies of fire insurance with standard broad form coverage indorsements. No representation, guaranty, assurance or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices or procedures without liability to Tenant.

         26. WAIVER OF RIGHT OF RECOVERY. Section 14.5 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Except as provided in Subsection 7.2, neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, when such loss is caused by any of the perils which are or could be insured against under a standard policy of full replacement cost insurance for fire, theft and all risk coverage, or losses under workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees (this clause shall not apply, however, to any damage caused by intentionally wrongful or grossly negligent actions or omissions); provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided, further, that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty
         (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party. Each party shall use reasonable efforts to obtain such insurance from a company that does not charge an additional premium or, if that is not possible, one that charges the lowest additional premium. Each party shall give the other party notice at any time when it is unable to obtain insurance with such a waiver of subrogation without the payment of an additional premium and the foregoing waiver shall be effective until thirty (30) days after notice is given. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Subsections 14.1 and 14.2.

         27. SUBORDINATION AND ATTORNMENT. Section 21 of the Lease is deleted in its entirety and the following provision is substituted:

         This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to: (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Center and the Building or any portion thereof (collectively, including the applicable items set forth in Subdivision (iv) of this Section, the "Superior Lease", and the party then exercising the rights of landlord thereunder being referred to herein as the "Superior Lessor"); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Center, the Building or the Superior Lease (collectively, including the applicable items set forth in Subdivisions (iii) and (iv) of this Section, the "Superior Mortgage", and the party then exercising the rights of mortgagee, beneficiary or secured party thereunder being referred to herein as the "Superior Mortgagee") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Center only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage:
         (iii) each advance made or to be made under the Superior Mortgage; and
         (iv) all renewals, modifications, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument, in reasonable form, within 10 business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. The Superior Mortgagee may elect that this Lease shall have priority over its Superior Mortgage and, upon notification by the Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then-executory terms of this Lease. The foregoing provisions of this Section shall: (i) inure to the benefit of any such Successor Landlord; (ii) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease; (iii) be self-operative upon any such demand; and (iv) require no further instrument to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions, of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then-executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for damages for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any Leasehold Improvements or other work with respect to the Premises; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

         Promptly following written request from Tenant, Landlord shall undertake, and shall use reasonable efforts (exclusive of the payment of any monetary consideration) to obtain, from all Superior Mortgagees and Superior Lessors, one or more agreements of nondisturbance in favor of the Tenant, such that, if, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, then Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term so long as Tenant performs and observes all of the terms, covenants and conditions of this Lease to be performed or observed by it and provided that Tenant agrees to attorn to the Successor Landlord upon any such foreclosure or sale or re-leasing and recognize such Successor Landlord as the Landlord under this Lease. Such agreement or agreements of nondisturbance shall take such form as Tenant and such Superior Mortgagees or Superior Lessors shall agree, but Landlord's obligation shall be limited to obtaining such agreements of nondisturbance in the form or forms customarily agreed to by such Superior Mortgagees or Superior

         Lessors. Landlord shall have no obligation to negotiate the form of any agreement of nondisturbance if Tenant and any Superior Mortgagee or Superior Lessor disagree with respect to the form or content of a proposed agreement of nondisturbance. The obligations of Landlord and Tenant under this Lease shall not be impaired by the failure of any Superior Mortgagee or Superior Lessor to grant nondisturbance rights to Tenant notwithstanding the exercise of Landlord's reasonable efforts (exclusive of the payment of monetary consideration) to obtain such rights on Tenant's behalf; nor shall such obligations be impaired if Tenant and any such Superior Mortgagee or Superior Lessor disagree as to the form or content of any nondisturbance agreement which is offered to Tenant by any such Superior Mortgagee or Superior Lessor. As regards any and all Superior Mortgages or Superior Leases created subsequent to the date of this Lease, at the time of creation thereof Landlord shall obtain, from the Superior Mortgagees or Superior Lessors with respect thereto, one or more agreements of subordination, attornment and nondisturbance in favor of the Tenant such that, if any proceedings are brought for the foreclosure of any portion of the Building of which the Premises are a part, or if the power of sale under a Superior Mortgage or Superior Lease is exercised, then Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term so long as Tenant performs and observes all of the terms, covenants and conditions of this Lease to be performed or observed by it and provided that Tenant agrees to attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Such agreement or agreements of nondisturbance shall take such form as Tenant and such Superior Mortgagees or Superior Lessors shall agree, but Landlord's obligation shall be limited to obtaining such agreements of nondisturbance substantially in the form or forms customarily agreed to by such Superior Mortgagees or Superior Lessors.

         28. EVENTS OF DEFAULT DEFINED. Sections 23.1.1, 23.1.2 and 23.1.4 of the General Terms and Conditions to Lease are deleted in their entirety and the following provisions are substituted for Sections 23.1.1 and 23.1.2:

         23.1.1. failure by Tenant to pay Basic Rent, Additional Rent, or any other sum required to be paid under the terms of this Lease, when and as due hereunder which continues more than ten (10) days following written notice;

         23.1.2. failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed, for a period of ten (10) days after notice thereof from Landlord, except that in the event Tenant is unable to diligently complete the cure within the ten (10) day period, the cure period shall be extended if Tenant has commenced the cure within ten (10) days and is diligently pursuing the cure. In no event, however, shall the period exceed thirty (30) days from the date of Landlord's original notice, unless Landlord and Tenant mutually agree to an extension of the cure period in writing.

         29. LANDLORD'S REMEDIES FOR DEFAULT. Section 23.2.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Landlord may re-enter the Premises, but only following resort to legal process and using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions and, upon such reentry, Landlord may: (i) remove any and all of Tenant's property at the Premises; (ii) store Tenant's property in a public warehouse or elsewhere at the cost, risk and expense of Tenant without Landlord's being deemed guilty of trespass or liable for any loss or damage which may occur to Tenant's property; and (iii) upon five (5) days written notice to Tenant, which Landlord and Tenant agree is commercially reasonable, to sell at public or private sale any or all said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all Rent due hereunder), with the proceeds of sale to be applied: first, to the cost and expenses of retaking, or removal, storage, preparing for sale and sale of Tenant's property (including reasonable attorneys' fees); and second, to the payment of any sum due hereunder to Landlord (including Basic Rent, Additional Rent, and any other charges and damages theretofore and thereafter accruing); and third, any surplus to Tenant.

         30. MITIGATION OF DAMAGES. Section 23.4.2 of the General Terms and Conditions to Lease is amended to delete the last sentence thereof in its entirety and the following provision is substituted:

                           Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease. Landlord's obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord shall not be obligated to offer the Premises to a prospective tenant when other premises in the Center suitable for that prospective tenant's use are (or soon will be) available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Center; (d) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless Tenant pays any such sum to Landlord in advance of Landlord's execution of a Substitute Lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease), or Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease. Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. Tenant's right to seek damages from Landlord as a result of a default by Landlord under this lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

         31. WAIVER OF JURY TRIAL. Sections 23.7.2 and 23.7.3 of the General Terms and Conditions to Lease are deleted in their entirety and the following provision is substituted in lieu of Section 23.7.2:

                                    23.7.2. Landlord and Tenant make this waiver
         knowingly, willingly and voluntarily. Each party represents that no representations of fact or opinion have been made by any individual to induce this mutual waiver of trial by jury or to in any way modify or nullify its effect. If landlord commences any summary proceeding for nonpayment of Rent or for possession of the Premises Tenant will not interpose and hereby waives any counterclaim of whatever nature or description in any such proceeding (except to the extent that any such counterclaim is a compulsory counterclaim, required to be raised in such proceeding or else waived). Tenant further waives the right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to such summary proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

         32. RELOCATION. Section 34 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

         Landlord reserves the right at its option and at Landlord's sole cost and expense (including all moving expenses of Tenant) to relocate the Premises hereby leased to another area within the Center, provided such new location shall be comparable to the Premises hereby leased and provided Landlord gives Tenant ninety (90) days' prior written notice of such relocation.

         33. OPTION TO TERMINATE. Tenant shall have the option to terminate this Lease, on a one-time basis, as of the end of the fifth (5th) Lease Year of the Term, but only upon the satisfaction of all of the following conditions:

                  33.1. Tenant must give Landlord written notice of its intention to terminate at least six (6) full calendar months prior to the date intended for termination.

                  33.2. Tenant shall pay Landlord a Lease Termination Fee equal to four (4) months' Basic Rent, calculated at the rate applicable for the sixth (6th) Lease Year of the Term, such payment to be made in full not later than 120 days prior to the date scheduled for early termination of the Lease.

                  33.3. Tenant must be in actual possession of the Premises and paying Rent, and all Rent and Obligations due through the date of termination shall continue to be paid and performed by Tenant to Landlord, and no Event of Default shall exist under the Lease, either as of the date of Tenant's notice of election to terminate or thereafter, for the remainder of the Term.

                  33.4. Tenant shall also reimburse Landlord for the unamortized cost of all Leasehold Improvements, leasing commissions, if any, and legal fees paid for by Landlord in connection with the transaction of this Lease and not previously reimbursed to Landlord by Tenant, and for the purpose of calculating such sum it shall be assumed that all such costs had been amortized over the term of the Lease in consecutive and equal monthly installments inclusive of interest at the rate of 12% per annum; such sum shall be paid in full not later than 120 days prior to the date scheduled for early termination of this Lease.

                  33.5. The Premises shall be surrendered on the termination date in the same condition as when received, normal wear and tear and other obligations of the Landlord pursuant to this Lease excepted.

                  33.6. Tenant's breach of, or other lapse of failure of, any of the foregoing conditions of this Section shall render this Lease Termination Option ineffective and shall void any notice of termination previously made by Tenant.

                  33.7. The failure of Tenant to take action in any manner or time periods set forth above or the commission by Tenant of an Event of Default under the Lease shall render this Lease Termination Option null and void and of no further force or effect. This Lease Termination Option is personal to the Tenant and, unless Landlord shall otherwise specifically agree in writing, shall automatically lapse and terminate upon the occurrence of an assignment of the Tenant's interest in the Lease or a sublet of all or part of Premises.

         34. RENEWAL OPTION. Provided Tenant is not in default of any of its obligations under the Lease and is in possession of the Premises, Tenant shall be entitled to renew this Lease for two (2) additional terms, each of seven (7) years, the first commencing immediately following the expiration of the original Term, the second commencing upon the conclusion of the first renewal term, on the same terms and conditions of this Lease, with the following conditions:

                  34.1. With respect to each renewal term, Tenant will give written notification to Landlord not later than six (6) full calendar months prior to the scheduled termination date of the Term of its intention to elect to renew this Lease.

                  34.2. Within 30 days following receipt of Tenant's notification of intent, Landlord shall send Tenant a notice specifying Landlord's then-current Basic Rent rate for the Premises (the "Offer Rate"), which shall as determined by the Landlord in the sole and unfettered exercise of its discretion.

                  34.3. Tenant shall have thirty (30) days following receipt of Landlord's notice to inform Landlord whether it will accept a renewal of the Lease at a Basic Rent equal to the Offer Rate.

                  34.4. If Tenant accepts the Offer Rate and elects to lease the Premises for the renewal term above set forth pursuant to the renewal right granted in this Section then Tenant shall execute a Lease Amendment extending the Term and confirming the new Basic Rent within twenty (20) days of receipt of an instrument of amendment from Landlord. If Tenant rejects or challenges Landlord's determination of the Offer Rate then Landlord and Tenant shall cooperate in determining a mutually acceptable formulation of the Offer Rate, provided, however, that if, notwithstanding the cooperative efforts of such parties, Landlord and Tenant are unable to agree upon the Offer Rate within thirty (30) days following the date of Landlord's original notice to Tenant stating the Offer Rate, then the rights and options granted to Tenant pursuant to this Section shall thereupon be deemed to have lapsed and terminated. The parties specifically understand, acknowledge and agree that, in such case, neither party shall have any liability to the other, under any legal or equitable theory whatsoever, for the parties' failure to determine a mutually acceptable Offer Rate, it being understood that, in the absence of such agreement, the Landlord's determination of the Offer Rate shall ultimately control.

                  34.5. Any improvements to the Premises to be completed in connection with any such renewal shall be as negotiated by Landlord and Tenant at such time.

                  34.6. Time shall be of the essence with respect to each of the provisions of this Section; if Tenant fails or refuses to provide notices or to take action as provided in this Section within the times herein set forth then the renewal right and option herein granted shall lapse and terminate. This Renewal Option is personal to the Tenant and, unless Landlord shall otherwise specifically agree in writing, shall automatically lapse and terminate upon the occurrence of an assignment of the Tenant's interest in the Lease or a sublet of all or part of Premises.

                  34.7. No additional rights or options to renew shall be deemed to be granted.

         35.      RIGHT OF FIRST OFFER WITH RESPECT TO ADDITIONAL LEASEHOLD
SPACE.

                  35.1. During the Term of this Lease (the "Offer Period"), Tenant shall have a right of first offer (the "Right of First Offer") to lease space in the Building immediately adjacent to the Premises (the "Offer Space"), such that if, during the Offer Period, Tenant delivers to Landlord written notice of its desire to lease Offer Space in the Building (such notice to be given not more than once in any six (6) month period) Landlord shall respond by identifying to Tenant the Offer Space which is available or which will "become available" for leasing by the Landlord within six (6) months following the date of Tenant's notice; and in such case Landlord shall not lease the Offer Space to any other party unless the Offer Space has first been offered to and rejected (or deemed rejected) by Tenant. For purposes of this Section, Offer Space shall be deemed to "become available", or to be "Available Offer Space", when (i) the lease or leases respecting the Offer Space, and in effect as of the Commencement Date of this Lease, expires or is otherwise terminated or (ii) when, following the Commencement Date of this Lease, Landlord otherwise determines to actively market such Offer Space for lease. Offer Space shall not be deemed to "become available", or to be deemed "Available Offer Space" if, during the Offer Term, such space is (i) assigned or subleased by the then-current tenant of the space; or (ii) re-let by the then-current tenant of the space by renewal, extension, or renegotiation.

                  35.2. Consistent with the preceding Section, and upon receipt of Tenant's notification, Landlord shall promptly advise Tenant of the existence and location of all Offer Space which has or will become available as of or within six (6) months following of the date of Tenant's notice. Landlord's responsive notice (the "First Offer Leasing Notice") shall contain the following: (i) a description of the square footage and location of the Available Offer Space; (ii) the date on which the Landlord expects and proposes that the Available Offer Space be delivered to Tenant for incorporation into the Lease (the "Offer Space Commencement Date"); (iii) the proposed increase in Rent and Tenant's Proportionate Share. Tenant shall have five (5) business days following the date of Landlord's First Offer Leasing Notice within which to accept or reject the terms contained therein; and Tenant shall be deemed to have rejected the same unless within such five (5) day period Tenant shall have delivered to Landlord Tenant's unconditional written acceptance of the terms thereof, which notice shall be accompanied by the financial information referred to below.

                  35.3. All of the following conditions must apply both at the time Tenant exercises the Right of First Offer as well as at the Offer Space Commencement Date: (i) the Lease must be in full force and effect and Tenant must be in possession of the Premises and paying Rent hereunder; (ii) no Event of Default shall exist; and (iii) Tenant's then-current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), must demonstrate that (A) Tenant's net worth is at least equal to its net worth at the time this Lease was signed or (B) that Tenant otherwise satisfies Landlord's then-current standards for tenant creditworthiness. In addition, if any guaranty is then in effect with respect to the Tenant's Lease obligations then, at the Offer Space Commencement Date, Tenant shall deliver to Landlord an original, signed and notarized reaffirmation of each guarantor's personal guaranty, in form and substance generally acceptable to Landlord.

                  35.4. If Tenant rejects or is deemed to have rejected the terms of Landlord's First Offer Leasing Notice then Tenant's Right of First Offer shall thereafter irrevocably lapse and terminate as to the Offer Space described in such notice, and Landlord shall thereafter be free to lease the Offer Space therein described to any third-party at any time without regard to the restrictions in this Section and on whatever terms and conditions Landlord may decide in its sole discretion.

                  35.5. If Tenant delivers to Landlord a timely notice of acceptance of the terms contained in Landlord's First Offer Notice, together with Tenant's financial statements as provided above, and Landlord determines that all of the other conditions described above are satisfied, then, as of the Offer Space Commencement Date, the Available Offer Space described in Landlord's First Offer Notice shall be deemed added to the Premises and subject to the terms and conditions in the Lease, with the exception of those Lease modifications hereinafter set forth or otherwise as agreed to by Landlord and Tenant. Within fifteen (15) business days following Landlord's receipt of Tenant's notice of acceptance Landlord shall present to Tenant, and Tenant shall execute and re-deliver to Landlord, an amendment to Lease defining the Available Offer Space to be added to the leased Premises, the Offer Space Commencement Date, the changes in Rent and Tenant's Proportionate Share, and other relevant matters. The Available Offer Space subject to such amendment shall be leased to Tenant for a rental rate equal to the greater of (i) the then-current per-square foot base rental rate applicable to the Premises then subject to the Lease or
(ii) the then-current per-square foot shell rental rate for comparable space in the Building as determined by Landlord; any improvement costs shall be separately negotiated by the parties after Landlord's receipt of Tenant's notice of acceptance of the terms of Landlord's First Offer Leasing Notice. The Available Offer Space as accepted by Tenant shall be delivered to Tenant on the Offer Space Commencement Date in clean condition, free of tenants or other occupants, and in its then "as is" condition, except as otherwise agreed by Landlord and Tenant.

                  35.6. The failure of Tenant to take action in any manner or time periods set forth above or the commission by Tenant of an Event of Default under the Lease shall render this Right null and void and of no further force or effect. This Right of First Offer is personal to the Tenant and, unless Landlord shall otherwise specifically agree in writing, shall automatically lapse and terminate upon the occurrence of an assignment of the Tenant's interest in the Lease or a sublet of all or part of Premises.

                        [signatures follow on next page]

         IN WITNESS WHEREOF, the parties hereto have executed this Rider to Agreement of Lease, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

WITNESS:                                LANDLORD:

                                        NOTTINHAM VILLAGE, INC., a Maryland
                                        corporation

______________________________________  By: ______________________________(seal)
                                                P. Douglas Dollenberg, President
                                                and Chief Executive Officer

WITNESS OR ATTEST:                      TENANT:

                                        ALEGIS GROUP L.P.

______________________________________  By: ______________________________(seal)

                                        SHERMAN FINANCIAL GROUP, LLC

______________________________________  By: ______________________________(seal)

                                 ACKNOWLEDGEMENT

STATE OF __________________, COUNTY OF __________________________, to wit:

         I HEREBY CERTIFY that on this day of June, 2000, before me, the subscriber a Notary Public of the said State, personally appeared and such person, as such officer, being duly authorized so to do, did execute the foregoing instrument on behalf of said entity, and such person made acknowledgement that such execution was for and on behalf of, and was the authorized act of, such entity.

         WITNESS my hand and Notarial Seal.

                                        ________________________________________
                                        Notary Public
                                        My Commission Expires: _________________

STATE OF __________________, COUNTY OF __________________________, TO WIT:

         I HEREBY CERTIFY that on this day of June, 2000 before me, the undersigned authority, personally appeared , and such person made acknowledgement to be the duly authorized officer of SHERMAN FINANCIAL GROUP, LLC, the within named Guarantor, and that such person, as such officer or official, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Guarantor as such officer or official.

         WITNESS my hand and official seal.

                                        ________________________________________
                                        Notary Public
                                        My Commission Expires: _________________

                         AMENDMENT TO AGREEMENT OF LEASE

         THIS AMENDMENT TO AGREEMENT OF LEASE is made as of the ____day of December, 2002, by NOTTINGHAM VILLAGE, INC. (hereinafter referred to as "Landlord") and ASSET ACCEPTANCE CORP. ("Tenant").

                              EXPLANATORY STATEMENT

         A. The Landlord and Tenant are parties to that Lease dated June 28, 2000,between Landlord and Alegis Group, L. P., as assigned to Tenant by Assignment of Lease dated March 1, 2002 (all, collectively, the "Lease"), for the rental to Tenant of 16,800 sf of space designated as Suite J, Building I of Franklin Ridge at White Marsh (the "Original Premises").

         B. Landlord and Tenant agree that the Term shall expire September 30, 2007.

         C. Landlord and Tenant desire that the Lease be amended to include an additional space, consisting of 6,000 rentable square feet (subject to final measurement) of the Building, located as shown on Exhibit A attached hereto (the "Additional Space") and that the base rental rate and other Lease terms be modified accordingly.

         D. The Effective Date of this Agreement (the "Effective Date") shall be December 3, 2002.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the Premises and of the payment of the rent and of other considerations moving between the parties, the parties hereto agree as follows.

         1. AMENDMENT OF LEASE TERMS. Effective as of the Effective Date, the following amendments to the Lease shall apply:

                  1.1. LEASE YEAR. For purposes of this instrument and Section
1.8 of the Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive full calendar months ending on September 30th in each year.

                  1.2. LEASED PREMISES. Section 1.13 of the Lease is amended to provide that the Leased Premises shall consist of the Original Premises together with the Additional Space, or 22,800 square feet, in the aggregate. Exhibit A to the Lease is amended by adding thereto the depiction of the Additional Space set forth in Exhibit A attached hereto.

                  1.3. ANNUAL BASIC RENT; BASIC RENT ADJUSTMENT. Section 1.1 of the Lease is amended to provide that Tenant's monthly installments of Annual Basic Rent from the Effective Date through September 30, 2003 shall be $30,324.00 (calculated on the basis of an annualized Annual Basic Rent of $363,888.00). Commencing October 1, 2003, and thereafter, for each succeeding Lease Year for the remainder of the extended Term, Annual Basic Rent shall be increased, and the amount of the increase in each Lease Year shall equal three percent (3.00%) of the amount of Annual Basic Rent paid on an annual basis during the immediately preceding Lease Year. Consecutive monthly installments of Annual Basic Rent shall be increased accordingly.

         2. BASE INSURANCE COSTS. For purposes of Section 15.6 of the Lease the base Insurance Costs shall remain the Insurance Costs in effect as of the original Commencement Date of the Lease.

         3. BASE TAX AMOUNT. For purposes of Section 12.1 of the Lease the base Taxes shall be the Taxes payable with respect to the 2000-2001 Tax Year.

         4. DEMISING OF ADDITIONAL SPACE. By on or before the Effective Date the Landlord shall demise the Additional Space. The Leasehold Improvements to the Additional Space and Premises generally shall be completed in accordance with Final Plans and Specifications for Leasehold Improvements prepared and approved as provided in Section 4 of the Lease. The Final Plans and Specifications shall be prepared substantially in accordance with the preliminary floor plan for proposed leasehold improvements dated May 31, 2002 (the "Preliminary Plans and Specifications").

         5. ADJUSTMENT TO BASIC RENT.

                  5.1. Landlord's contractor, Nottingham Construction Company, has estimated that the total cost to complete the Leasehold Improvements, based upon the Preliminary Plans and Specifications, and the Landlord's contractor's bid estimate based thereon, is $189,269.88. The parties acknowledge and agree that the Basic Rent set forth in Lease Section 1.1 incorporates Landlord's allowance in the amount of $120,000.00 toward the cost of completion of the Leasehold Improvements (the "Allowance"). Subject to the provisions of Subsection 5.2 below Tenant agrees to pay the difference between such cost and the Allowance in one or more installments on or before the Commencement Date.

                  5.2. Further, the parties acknowledge that the Allowance may be exceeded either by (i) the actual cost calculated by Landlord with reference to the Final Plans and Specifications, or else (ii) due to changes to the Final Plans and Specifications which Tenant may request to made during construction of the Leasehold Improvements. If the actual cost of constructing the Leasehold Improvements exceeds the Allowance in either of such cases, then Tenant shall
(i) pay any increase in the actual cost to complete the Leasehold Improvements in excess of the Allowance, in one or more installments on or before the Commencement Date, in installments (50% of the estimated cost increase amount upon Tenant's approval of the cost estimate, and 50% of the estimated cost increase in installments during the progress of work, at such time and in such amounts as may be specified) (a "Proposed Adjustment").

                  5.3. Landlord shall notify Tenant of any Proposed Adjustment when Landlord notifies Tenant of Landlord's approval of the Final Plans and Specifications or when Tenant requests changes to the Final Plans and Specifications during the course of Leasehold Improvement construction. In either case Tenant shall have five (5) days (not counting any intervening Saturday, Sunday or holiday) following the date of receipt of Landlord's notice of a Proposed Adjustment within which to accept or reject the same, and Tenant shall be deemed to have accepted and approved the Proposed Adjustment, if any, unless Tenant shall have notified Landlord to the contrary, in writing, in accordance with Section 26 of this Lease, within such five (5) day period.

                  5.4. If Tenant rejects Landlord's Proposed Adjustment made during preparation of the Final Plans and Specifications then Tenant shall be required to (i) revise its proposed Final Plans and Specifications in order to permit the Leasehold Improvements to be constructed for a sum not to exceed the Allowance or (ii) deliver a notification to Landlord of Tenant's rejection of the Proposed Adjustment, which shall be deemed to be Tenant's election to terminate this Lease. If Tenant fails or refuses to make such revisions and to resubmit conforming Final Plans and Specification within ten (10) days following the date of Tenant's original notice rejecting Landlord's Proposed Adjustment, then Landlord may either (i) make the appropriate revisions to the proposed Final Plans and Specifications so as to conform the same to the Preliminary Plans and Specifications and so that the Leasehold Improvements may be constructed for a cost not to exceed the Allowance (in which case Landlord's costs in making such plans revisions shall be charged to Tenant as Additional
Rent) or else, and at Landlord's sole option and discretion, (ii) declare this Agreement null and void and of no further force and effect.

                  5.5. If Tenant rejects Landlord's Proposed Adjustment made in response to Tenant's request during construction for changes to the Final Plans and Specifications then Landlord shall not be obligated to accept such proposed change or to perform any construction in accordance with any such proposed change.

                  5.6. If, however, Tenant accepts a Proposed Adjustment (either by failure of response or else by express notice of acceptance given within the required five (5) day period as above set forth) then Tenant agrees to execute and acknowledge such instruments confirming such acceptance as Landlord may from time to time require, in which case Landlord shall construct or cause to be constructed all of the Leasehold Improvements required by the Final Plans and Specifications, including all agreed-upon changes thereto.

                  5.7. All such construction is to be performed by Landlord's contractor, Nottingham Construction Company, pursuant to a contract generally providing for the completion of the Leasehold Improvements for a price equal to such contractor's cost of Leasehold Improvements (subcontractors' prices plus fees, design costs and permits) plus a fixed percentage of the same. All work to be performed by subcontractors of Landlord's contractor under this Section shall be competitively bid. Tenant shall have the right to submit subcontractors for consideration, to supervise the subcontractor selection process and to approve the selection of each subcontractor and the final subcontract bid; provided, however, that Landlord shall have the right to disapprove any subcontractor so selected if in Landlord's reasonable judgment the competence or creditworthiness of such subcontractor is unsatisfactory.

                  5.8. Landlord shall obtain all permits required in connection with such work, and the cost of all fees in connection with the issuance of such permits shall be included within the Allowance or otherwise reimbursed by Tenant. Landlord shall make application for all required permits not later than five (5) business days following receipt of Final Plans and Specifications and agreement as to all Proposed Adjustments. 5.9. Upon taking possession and occupying the Premises, Tenant shall thereby be deemed to have accepted the same, with the exception of those items contained in an agreed-upon punch-list and to have acknowledged that the Premises are in the condition called for hereunder and under the Final Plans and Specifications. Under no circumstances shall Landlord be liable to Tenant for damages for any delay in commencing or completing construction of the Premises or for a total failure to complete or deliver the same. Landlord shall have a reasonable time to correct all punchlist items.

         6. OPTION TO TERMINATE. Section 33 of the Rider to Lease is deleted in its entirety and the following provision is substituted:

         Tenant shall have the option to terminate this Lease, on a one-time basis, as of the end of the sixth (6th) Lease Year of the Term, but only upon the satisfaction of all of the following conditions:

                  6.1. Tenant must give Landlord written notice of its intention to terminate at least six (6) full calendar months prior to the date intended for termination.

                  6.2. Tenant shall pay Landlord a Lease Termination Fee equal to four (4) months' Basic Rent, calculated at the rate applicable for the seventh (7th) Lease Year of the Term, such payment to be made in full not later than 120 days prior to the date scheduled for early termination of the Lease.

                  6.3. Tenant must be in actual possession of the Premises and paying Rent, and all Rent and Obligations due through the date of termination shall continue to be paid and performed by Tenant to

Landlord, and no Event of Default shall exist under the Lease, either as of the date of Tenant's notice of election to terminate or thereafter, for the remainder of the Term.

                  6.4. Tenant shall also reimburse Landlord for the unamortized cost of all Leasehold Improvements, leasing commissions, if any, and legal fees paid for by Landlord in connection with the transaction of this Lease and not previously reimbursed to Landlord by Tenant, and for the purpose of calculating such sum it shall be assumed that all such costs had been amortized over the term of the Lease in consecutive and equal monthly installments inclusive of interest at the rate of 12% per annum; such sum shall be paid in full not later than 120 days prior to the date scheduled for early termination of this Lease.

                  6.5. The Premises shall be surrendered on the termination date in the same condition as when received, normal wear and tear and other obligations of the Landlord pursuant to this Lease excepted.

                  6.6. Tenant's breach of, or other lapse of failure of, any of the foregoing conditions of this Section shall render this Lease Termination Option ineffective and shall void any notice of termination previously made by Tenant.

                  6.7. The failure of Tenant to take action in any manner or time periods set forth above or the commission by Tenant of an Event of Default under the Lease shall render this Lease Termination Option null and void and of no further force or effect. This Lease Termination Option is personal to the Tenant and, unless Landlord shall otherwise specifically agree in writing, shall automatically lapse and terminate upon the occurrence of an assignment of the Tenant's interest in the Lease or a sublet of all or part of Premises.

         7. RENEWAL OPTION. Section 34 of the Lease is deleted in its entirety and the following provision is substituted.

         Provided Tenant is not in default of any of its obligations under the Lease and is in possession of the Premises, Tenant shall be entitled to renew this Lease for two (2) additional terms, each of five (5) years, the first commencing immediately following the expiration of the original Term, as extended by this Amendment, the second commencing upon the conclusion of the first renewal term, on the same terms and conditions of this Lease, with the following conditions:

                  7.1. With respect to each renewal term, Tenant will give written notification to Landlord not later than six (6) full calendar months prior to the scheduled termination date of the Term of its intention to elect to renew this Lease.

                  7.2. Within 30 days following receipt of Tenant's notification of intent, Landlord shall send Tenant a notice specifying Landlord's then-current Basic Rent rate for the Premises (the "Offer Rate"), which shall as determined by the Landlord in the sole and unfettered exercise of its discretion.

                  7.3. Tenant shall have thirty (30) days following receipt of Landlord's notice to inform Landlord whether it will accept a renewal of the Lease at a Basic Rent equal to the Offer Rate.

                  7.4. If Tenant accepts the Offer Rate and elects to lease the Premises for the renewal term above set forth pursuant to the renewal right granted in this Section then Tenant shall execute a Lease Amendment extending the Term and confirming the new Basic Rent within twenty (20) days of receipt of an instrument of amendment from Landlord. If Tenant rejects or challenges Landlord's determination of the Offer Rate then Landlord and Tenant shall cooperate in determining a mutually acceptable formulation of the Offer Rate, provided, however, that if, notwithstanding the cooperative efforts of such parties, Landlord and Tenant are unable to agree upon the Offer Rate within thirty (30) days following the date of Landlord's original notice to Tenant stating the Offer Rate, then the rights and options granted to Tenant pursuant to this Section shall thereupon be deemed to have lapsed and terminated. The parties specifically understand, acknowledge and agree that, in such case, neither party shall have any liability to the other, under any legal or equitable theory whatsoever, for the parties' failure to determine a mutually acceptable Offer Rate, it being understood that, in the absence of such agreement, the Landlord's determination of the Offer Rate shall ultimately control.

                  7.5. Any improvements to the Premises to be completed in connection with any such renewal shall be as negotiated by Landlord and Tenant at such time.

                  7.6. Time shall be of the essence with respect to each of the provisions of this Section; if Tenant fails or refuses to provide notices or to take action as provided in this Section within the times herein set forth then the renewal right and option herein granted shall lapse and terminate. This Renewal Option is personal to the Tenant and, unless Landlord shall otherwise specifically agree in writing, shall automatically lapse and terminate upon the occurrence of an assignment of the Tenant's interest in the Lease or a sublet of all or part of Premises.

                  7.7. No additional rights or options to renew shall be deemed to be granted.

         8. BROKERAGE COMMISSIONS, ETC. Landlord and Tenant acknowledge, represent and warrant each to the other that, no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

         9. LEASE OTHERWISE IN FORCE AND EFFECT. Except as amended by this instrument, the Lease shall remain in full force and effect.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Agreement of Lease, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

WITNESS:                                LANDLORD:

                                        NOTTINGHAM VILLAGE, INC.

______________________________________  By: ______________________________(seal)
                                            J. Joseph Credit, Exec. Vice
                                            President &  COO

WITNESS OR ATTEST:                      TENANT:

                                        ASSET ACCEPTANCE CORP.

______________________________________  By: ______________________________(seal)
                                                              ,President

                                    EXHIBIT A

                          DEPICTION OF ADDITIONAL SPACE

                                       7